THIS SUPPORT AGREEMENT is made as of 17 June, 2003

BETWEEN:

          O2DIESEL CORPORATION, a corporation governed by the laws of the State of Washington

          (the "PURCHASER")

                                    - and -

          AAE TECHNOLOGIES INTERNATIONAL PLC, a corporation governed by the laws of The Republic of Ireland

          (the "COMPANY")

                                    - and -

          THE SHAREHOLDERS OF THE COMPANY listed on Schedule A

          (individually, a "SELLER" and, collectively, the "SELLERS").

RECITALS:

A. The Purchaser has made an offer to the shareholders of the Company offering to acquire all of the outstanding ordinary shares in the capital of the Company in exchange for common stock in the capital of the Purchaser.

B. Each of the Sellers beneficially owns and controls such number of ordinary shares in the capital of the Company as is set out opposite its name in Schedule A.

C. The Purchaser has made it a condition to the completion of the Offer that the Company and the Sellers enter into this Agreement as of the date hereof.

THEREFORE, the parties agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS. In this Agreement, the following terms shall have the meanings set out below unless the context requires otherwise:

     (1)  "1933 ACT" means the United States Securities Act of 1933, as amended.

     (2) "1934 ACT" means the United States Securities and Exchange Act of 1934, as amended.

     (3)  "AAE  SUBJECT  SHARES"  has  the  meaning  set  forth  in Section 2.1.

     (4) "AAE OPTIONS" means the outstanding options to purchase up to 25,159,101 AAE Shares.

     (5)  "AAE  SHARES" means the ordinary shares in the capital of the Company.

     (6)  "AAE  SHAREHOLDERS"  means  the  holders  of  AAE  Shares.

     (7) "AFFILIATE" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" shall have a similar meaning.

     (8) "AGREEMENT" means this Agreement, including the Exhibits and the Schedules to this Agreement, as it or they may be amended or supplemented from time to time, and the expressions "HEREOF", "HEREIN", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.

     (9) "APPLICABLE LAW" means, with respect to any Person, property, transaction, event or other matter, any law, rule, statute, regulation, instrument, order, judgment, decree, treaty or other requirement having the force of law (collectively, the "LAW") relating or applicable to such Person, property, transaction, event or other matter. Applicable Law also includes, where appropriate, any interpretation of the Law (or any part thereof) by any Person having jurisdiction over it, or charged with its administration or interpretation.

     (10) "ASSETS" means all the properties, assets, interests and rights of the Company or any Subsidiary, as applicable.

     (11)  "BOARD  OF  DIRECTORS"  means  the board of directors of the Company.

     (12) "BRIDGE LOAN" means the loan in the aggregate amount of $1,000,000 previously made by Dynamic Touch Ltd. to the Company as evidenced by Promissory Notes dated March 18, 2003 and March 31, 2003.

     (13) "BUSINESS" means the business carried on by the Company and the Subsidiaries as at the date hereof, which primarily involves the development and commercialisation of certain fuel and fuel additive technologies for the motor fuel market.

     (14) "BUSINESS DAY" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of New York.

     (15)  "CLAIM"  has  the  meaning  given  in  Section  6.1.

     (16) "CLOSING" means the completion of the acquisition of the of the AAE Subject Shares in accordance with the provisions of this Agreement and the Offer.

     (17) "COMPLETION DATE" has the meaning set forth in the Offer but in no event shall be later than 22 August, 2003.

     (18) "CLOSING TIME" means the time of closing on the Completion Date provided for in Section 3.1.

     (19) "CODE" means the Internal Revenue Code of 1986, as amended from time to time (and any successor statute), and the rules and regulations thereunder.

     (20)  "COMPANY"  means  AAE  Technologies  International  plc.

     (21)  "COMPANY'S  U.S.  COUNSEL"  means  Arnold  &  Porter.

     (22)  "COMPANY'S  IRISH  COUNSEL"  means  McGuire  &  Desmond.

     (23) "COMPANY MATERIAL CONTRACT" means an agreement (whether oral, written or in electronic form) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of the Assets or the Business is bound or affected, except an agreement which involves or may reasonably be expected to involve the payment to or by the Company or any Subsidiary of less than $25,000 over the term of the agreement and is not otherwise material to the operation of the Business.

     (24) "CONSENTS AND APPROVALS" means all consents and approvals required to be obtained in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement.

     (25) "CONTRACTS" means all rights and interests of the Company in all pending and/or executory contracts, agreements, leases and arrangements to which the Company is a party or by which the Company or any of the Assets or the Business is bound or affected including the Company Material Contracts and the Leases.

     (26) "DIRECTOR" means a director of the Company; and "DIRECTORS" means every Director.

     (27) "EMPLOYEE" means an individual who is employed by the Company or any Subsidiary; and "EMPLOYEES" means every Employee.

     (28)  "EMPLOYEE  PLANS"  has  the  meaning  given  in  Section  5.2(24).

     (29) "ENVIRONMENTAL LAWS" shall mean Applicable Law that is intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants or which are intended to assure the safety of employees, workers or other persons, including the public or in respect of the manufacture, importation, handling, transportation, storage, disposal and treatment of Hazardous Substances.

     (30) "ENVIRONMENTAL PERMITS" means all permits, certificates, approvals, consents, registrations and licences issued or required by any Environmental Laws or any court or governmental authority and relating to or required for the ownership and/or operation of the Business and/or the Assets.

     (31) "EXCHANGE RATIO" means the fraction of a O2D Exchange Share issuable in exchange for each AAE Share pursuant to the Offer, determined in accordance with the following formula: the quotient obtained by dividing 18,000,000 by the sum of the number of AAE Shares issued and outstanding immediately prior to Closing and the number of AAE Shares issuable upon the exercise of non-cancelled, unexercised options outstanding immediately prior to Closing.

     (32)  "FINANCIAL  STATEMENTS"  has  the  meaning  given  in Section 5.2(6).

     (33) "FOLLOW-ON PRIVATE PLACEMENT" means a non-brokered private placement equity offering of $3,500,000 of shares of common stock in the capital of the Purchaser at a price of not less than $1.50 per share, to be undertaken by the Purchaser following, and subject to the completion of, the Offer, the Private Placement and certain conditions set out in Section 8.4 hereof.

     (34) "GAAP" means those accounting principles which are recognized as being generally accepted in the applicable jurisdiction from time to time, consistently applied.

     (35) "GAAS" means those accounting standards which are recognized as being generally accepted in the applicable jurisdiction from time to time, consistently applied.

     (36) "HAZARDOUS SUBSTANCE" means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of them that may impair the natural environment, injure or damage property or plant or animal life or harm or impair the health of any individual.

     (37) "INDEMNITY ESCROW AGREEMENT" means the escrow agreement in the form attached as Exhibit H.

     (38) "INCLUDING" means "including without limitation", and "INCLUDES" means "includes without limitation".

     (39) "INDEMNIFIED PARTY" means a Person whom the Sellers or the Purchaser, as the case may be, has agreed to indemnify under Article 6.

     (40) "INDEMNIFYING PARTY" means, in relation to an Indemnified Party, the Party to this Agreement that has agreed to indemnify that Indemnified Party under Article 6.

     (41)  "INTELLECTUAL  PROPERTY"  means  all  rights  to  and  interests  in:

     (a) all business and trade names, corporate names, brand names and slogans Related to the Business;

     (b) all inventions, patents, patent rights, patent applications (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application), industrial designs and applications for registration of industrial designs Related to the Business;

     (c) all copyrights and trade-marks (whether used with wares or services and including the goodwill attaching to such trade-marks), registrations and applications for trade-marks and copyrights (and all future income from such trade-marks and copyrights) Related to the Business;

     (d) all rights and interests in and to processes, lab journals, notebooks, data, trade secrets, designs, know-how, product formulae and information, manufacturing, engineering and other drawings and manuals, technology, blue prints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise or information Related to the Business;

     (e) all of the intellectual property affected by the registrations and applications for registration listed in Schedule 5.2(14a) and the permissions and licences listed in Schedules 5.2(14e(i)) and 5.2(14e(ii));

     (f) all other intellectual and industrial property rights throughout the world Related to the Business;

     (g) all licences of the intellectual property listed in items (a) to (f) above;

     (h) all future income and proceeds from any of the intellectual property listed in items (a) to (f) above and the licences listed in item (g) above; and

     (i) all rights to damages and profits by reason of the infringement of any of the intellectual property listed in items (a) to (g) above.

     (42) "INTERIM PERIOD" means the period from the date of this Agreement to the Closing.

     (43) "INVENTORIES" means all inventories of stock-in-trade and merchandise including materials, supplies, work-in-progress, finished goods, tooling, service parts and purchased finished goods owned by the Company (including those in possession of suppliers, customers and other third parties).

     (44) "LEASED PREMISES" means all real property that is leased or occupied by the Company under the Premises Leases.

     (45)  "LEASES"  means  Personal  Property  Leases  and  Premises  Leases.

     (46) "LIABILITIES" means all costs, expenses, charges, debts, liabilities, claims, demands and obligations, whether primary or secondary, direct or indirect, fixed, contingent, absolute or otherwise, under or in respect of any contract, agreement, arrangement, lease, commitment or undertaking, Applicable Law and Taxes.

     (47) "LICENCES AND PERMITS" means all licences, permits, filings, authorizations, approvals or indicia of authority issued to the Company including the Environmental Permits.

     (48) "LIEN" means any lien, mortgage, charge, hypothec, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property.

     (49) "MATERIAL ADVERSE CHANGE" OR "MATERIAL ADVERSE EFFECT" means a change in the business, operations or capital of the Company or the Purchaser, as the case may be, which has had or could reasonably be expected to have a significant adverse effect on the value of the shares of the Company or the Purchaser, as applicable, or the ability of the Company or the Purchaser, as applicable, to consummate the transactions contemplated by this Agreement; provided, however, that Material Adverse Change or Material Adverse Effect shall not be deemed to include the impact of any change, effect, event, occurrence, state of facts or development primarily attributable to (i) economic conditions in general, (ii) conditions in the fuel additive industry in general, (iii) the execution or announcement of this Agreement, (iv) any actions taken by the Purchaser or its Affiliates after the date hereof and prior to the Completion Date that relate to, or affect, the business of the Company and the Subsidiaries, or (v) compliance by the Company with the terms of this Agreement.

     (50) "NOTICES" means the notices and forms required to be given to any Person under Applicable Law or pursuant to any contract or other obligation to which the Company is a party or by which the Company is bound or which is applicable to any of the Assets in connection with the execution and delivery of this Agreement or the completion of the transactions contemplated by this Agreement.

     (51) "O2D EXCHANGE SHARES" means shares of common stock in the capital of the Purchaser to be issued to the AAE Shareholders in exchange for AAE Subject Shares at the Exchange Ratio in accordance with Section 2.1.

     (52)  "OFFER"  has  the  meaning  given  in  Section  2.1.

     (53) "OFFICER" means an officer of the Company; and "OFFICERS" means every Officer.

     (54) "OPTION AND ESCROW AGREEMENT" means the escrow agreement in the form attached as Exhibit F.

     (55) "PARTY" means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; and "PARTIES" means every Party.

     (56)  "PERMITTED  LIENS"  means:

     (a)  Liens  for  Taxes  if  such  Taxes  are  not  due  and  payable;

     (b) mechanics', construction, carriers', workers', repairers', storers' or other similar liens (inchoate or otherwise) which individually or in the aggregate are not material, arising or incurred in the ordinary course of business which have not been filed, recorded or registered in accordance with Applicable Law or of which notice has not been given to the Company; and

     (c)  the  mortgages,  charges  and  other liens listed in Schedule 1.1(56).

     (57) "PERSON" is to be broadly interpreted and includes an individual, a corporation, a body corporate, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

     (58) "PERSONAL PROPERTY" means all machinery, equipment, furniture, motor vehicles and other chattels owned or leased by the Company (including those in possession of third parties).

     (59) "PERSONAL PROPERTY LEASES" means all chattel leases, equipment leases, rental agreements, conditional sales contracts and other similar agreements.

     (60) "PREMISES LEASES" means all the leases, agreements to lease, subleases, licence agreements and occupancy or other agreements relating to the Leased Premises.

     (61) "PRIME RATE" means the prime rate of interest per annum quoted by Bank of America from time to time as its reference rate of interest for U.S. Dollar demand loans made to its commercial customers in the United States and which Bank of America refers to as its "prime rate", as such rate may be changed from time to time.

     (62) "PRIVATE PLACEMENT" means a non-brokered private placement equity offering of $5,000,000 of shares of common stock in the capital of the Purchaser at a price of not less than $1.50 per share, to be completed on or before the Completion Date.

     (63) "PURCHASER MATERIAL CONTRACT" means an agreement (whether oral, written or in electronic form) to which the Purchaser is a party or by which the Purchaser or any of its assets or business is bound or affected, except an agreement which involves or may reasonably be expected to involve the payment to or by the Purchaser of less than $25,000 over the term of the agreement and is not otherwise material to the Purchaser.

     (64)  "PURCHASER'S CANADIAN COUNSEL" means Blake, Cassels & Graydon LLP.

     (65)  "PURCHASER'S U.S. COUNSEL" means Dorsey & Whitney LLP.

     (66)  "RAE TRUST" means Quarryside Ltd.

     (67) "RECEIVABLES" means all accounts receivable, bills receivable, trade accounts, book debts and insurance claims of the Company together with any unpaid interest accrued on such items and any security or collateral for such items, including recoverable deposits.

     (68) "RELATED TO THE BUSINESS" means, directly or indirectly, used in, arising from or relating in any manner to the Business.

     (69) "RELEASE" includes an actual or potential discharge, deposit, spill, leak, pumping, pouring, emission, emptying, injection, escape, leaching, seepage or disposal of a Hazardous Substance which is or may be in breach of any Environmental Laws.

     (70)  "SEC" means the United States Securities and Exchange Commission.

     (71) "SHARE EXCHANGE OFFER DOCUMENT" means the document pursuant to which the Purchaser made the Offer, which document is attached hereto as Exhibit G.

     (72)  "SUBSIDIARIES"  means  the  corporations  listed  in Schedule 5.2(1).

     (73) "TAXES" means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax including pension plan contributions, unemployment insurance payments and workers' compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties imposed by any governmental authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not.

     (74) "TAX RETURNS" means any return, report, form or other information filed with any Tax authority with respect to Taxes.

     (75)  "THIRD  PARTY  CLAIM"  has  the  meaning  given  in  Section  6.4.

     (76)  "U.K."  or  "UK"  means  United  Kingdom.

     (77)  "U.S."  or  "US"  means  United  States.

1.2 HEADINGS AND TABLE OF CONTENTS. The division of this Agreement into Articles and Sections, the insertion of headings, and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 NUMBER AND GENDER. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 BUSINESS DAYS. If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

1.5 CURRENCY AND PAYMENT OBLIGATIONS. Except as otherwise expressly provided in this Agreement:

     (1) all dollar amounts referred to in this Agreement are stated in U.S. dollars;

     (2) any payment contemplated by this Agreement shall be made by cash, certified cheque or any other method that provides immediately available funds; and

     (3) except in the case of any payment due on the Completion Date, any payment due on a particular day must be received and available not later than 4:30 p.m. (Pacific time) on the due date and any payment made after that time shall be deemed to have been made and received on the next Business Day.

1.6 KNOWLEDGE. Any reference to the knowledge of (i) the Purchaser or the Company means to the actual knowledge, information and belief of the directors, officers and employees of the Purchaser or the Company, as the case may be having responsibility for the relevant matter and (ii) any Seller means to the actual knowledge of such Shareholder, except in the case of the Rae Trust in which case any reference to knowledge shall mean actual knowledge of all of Alan Rae, the Rae Trust and Victoria Rae, and except in the case of Anthony Dean-Smith in which case any reference to knowledge shall mean actual knowledge of both of Anthony Dean-Smith and Pauline Dean-Smith.

1.7 CALCULATION OF INTEREST. In calculating interest payable under this Agreement for any period of time, the first day of such period shall be included and the last day of such period shall be excluded.

1.8 STATUTE REFERENCES. Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

1.9 SECTION AND SCHEDULE REFERENCES. Unless the context requires otherwise, references in this Agreement to Sections, Exhibits or Schedules are to Sections, Exhibits or Schedules of this Agreement. The Exhibits and Schedules to this Agreement are as follows:

EXHIBITS
--------

     A          Company's Bring-Down Certificate
     B          Seller's Bring-Down Certificate
     C          Company's  Corporate  Certificate
     D          Purchaser's  Bring-Down  Certificate
     E          Purchaser's Corporate Certificate
     F          Option and Escrow Agreement
     G          Share Exchange Offer Document
     H          Indemnity Escrow Agreement

SCHEDULES
---------
     A          List of Sellers and Shares Held
     1.1(56)    Permitted Liens
     5.2(1)     Authorized Capital and Other Information concerning the Company and the Subsidiaries
     5.2(6)     Financial Statements
     5.2(9)     Lease Premises
     5.2(11)    Company Material Contracts
     5.2(14)    Intellectual Property
     5.2(16)    Undisclosed Liabilities
     5.2(25)    Bonuses
     5.2(27)    Tax Filings
     5.2(32)    Brokerage Fees
     5.3(8)     Purchaser Material Contracts
     5.3(11)    Purchaser's Notices

                                    ARTICLE 2
                            OFFER TO PURCHASE SHARES

2.1       THE  OFFER.

     (1) Confirmation of Offer. The Purchaser confirms it has made the offer (the "OFFER") to purchase all of the outstanding AAE Shares and all of the AAE Shares to be issued on the exercise of presently outstanding AAE Options (collectively the "AAE SUBJECT SHARES") in exchange for O2D Exchange Shares based upon the Exchange Ratio, all on the terms of the Share Exchange Offer Document.

     (2) Agreement to Tender into Offer. Subject to the satisfaction or waiver of the conditions set forth in Section 4.2, each Seller agrees to exercise, or agrees to the cancellation of, all AAE Options held by the Seller and irrevocably undertakes to accept the Offer (and not withdraw such acceptance) in respect of all AAE Subject Shares held or to be held by the Seller.

     (3) Agreement to Take-Up Under the Offer. Subject to the satisfaction or waiver of the conditions set forth in Section 4.1 and in the Offer, the Purchaser shall accept for payment and pay for all AAE Subject Shares in respect of which valid acceptances are received (and not properly withdrawn) pursuant to the Offer.

2.2       COMPANY  ACTION.

     (1)  The  Company  represents  and  warrants  to  the  Purchaser  that:

     (a) the Board of Directors of AAE, having been advised on the financial implications of the Offer, has determined unanimously that the Offer is fair and acceptance of the Offer is in the best interests of the Company and the AAE Shareholders and has unanimously recommended that AAE Shareholders accept the Offer; and

     (b) the Board of Directors of AAE, upon consultation with its advisors, has determined unanimously that this Agreement is in the best interests of the Company and the AAE Shareholders.

     (2) The Company represents and warrants to the Purchaser that the Board of Directors have received advice on the financial implications of the Offer given by a competent person who is independent of and who has no substantial financial interest in the Company or the Purchaser, being advice which gives the opinion of that person in relation to the Offer and that such advice has been provided by Cremin McCarthy & Company, Chartered Accountants of 28 Harcourt Street, Dublin 2, Ireland in the form attached to and forming part of the Share Exchange Offer Document.

2.3 OFFER DOCUMENTS. Each of the Purchaser and the Company acknowledge that they worked together jointly in the preparation and mailing of the Share Exchange Offer and to its knowledge the Share Exchange Offer complies with all applicable laws.

2.4 SUBSEQUENT COMPULSORY ACQUISITION. If the Purchaser takes up and pays for AAE Subject Shares pursuant to the Offer, the Company shall use all reasonable efforts to enable the Purchaser to acquire the balance of the AAE Subject Shares as soon as practicable after completion of the Offer by way of compulsory acquisition, arrangement, amalgamation or other type of acquisition transaction.

2.5 SOLICITATION OF ACCEPTANCE OF OFFER. The Company shall use all reasonable efforts to solicit acceptances by AAE Shareholders of the Offer.

2.6 OUTSTANDING STOCK OPTIONS. The Company shall use all reasonable efforts to encourage all persons holding AAE Options to exercise their AAE Options, or agree to have them voluntarily cancelled, prior to the expiry of the Offer and to accept the Offer in respect of all AAE Subject Shares issued in connection therewith. The Company represents and warrants that all AAE Options shall automatically terminate on July 7, 2003 (which date is 42 days from the date of notification of the Offer) unless previously exercised.

2.7 TAX-DEFERRED REORGANIZATION; NO REPRESENTATIONS BY PURCHASER. The Parties intend to adopt this Agreement as a "plan of reorganization" and to treat the Offer as a tax-deferred reorganization in accordance with the provisions of Section 368(a)(1) of the Code (a "REORGANIZATION") for US federal income tax purposes. However, Purchaser makes no representation or warranty to the Company, any Seller or any other holder of Company securities (including, without limitation, stock options or warrants of the Company) regarding (i) the qualification of the Offer as a Reorganization or (ii) the US federal income tax consequences to the Company, any Seller or any such holder of Company securities arising from the Offer, this Agreement, any of the agreements attached as Exhibits to this Agreement, or any of the transactions contemplated by this Agreement or any of the agreements attached as Exhibits to this Agreement. The Company and the Sellers acknowledge that the Company and the Sellers are relying solely on their own financial advisor, accountant or tax counsel regarding (i) the qualification of the Offer as a Reorganization and (ii) the U.S. federal income tax consequences to the Company and the Sellers arising from the Offer, this Agreement, any of the agreements attached as Exhibits to this Agreement, and the transactions contemplated by this Agreement and the agreements attached as Exhibits to this Agreement.

                                    ARTICLE 3
                              CLOSING ARRANGEMENTS

3.1 CLOSING. Provided that the Offer is to become or is to be declared unconditional in all respects, the Closing shall take place at the time (the "Closing Time") one minute prior to the Offer being declared or becoming unconditional in all respects on the Completion Date at the London offices of Blake, Cassels & Graydon LLP, or at such other time on the Completion Date or such other place as may be agreed orally or in writing by the Company and the Purchaser.

3.2 CLOSING DELIVERIES OF THE SELLERS AND THE COMPANY. At the Closing, the Sellers and the Company shall deliver or cause to be delivered to the Purchaser the following documents:

     (1) a certificate of the President or other senior officer of the Company dated as of the Completion Date in the form of Exhibit A;

     (2) a certificate of each of the Sellers dated as of the Completion Date in the form of Exhibit B;

     (3) a certificate of the Secretary or other officer of the Company in the form of Exhibit C;

     (4) evidence in form satisfactory to the Purchaser acting reasonably that the Consents and Approvals have been obtained;

     (5) evidence in form satisfactory to the Purchaser of the termination of or compliance with all outstanding agreements, voting trusts or arrangements among one or more shareholders of the Company;

     (6) confidentiality and intellectual property agreements in a form agreed to by the Purchaser, acting reasonably, each duly executed by the Company's and the Subsidiaries' Employees and consultants;

     (7) non-competition agreements in a form agreed to by the Purchaser, acting reasonably, each duly executed by each of Alan Rae, Anthony Dean-Smith and David Koontz;

     (8) employment agreements in a form agreed to by the Purchaser, acting reasonably, each duly executed by Alan Rae and David Koontz;

     (9) an opinion of the Company's U.S. Counsel addressed to the Purchaser in a form agreed to by the Purchaser, acting reasonably;

     (10) an opinion of the Company's Irish Counsel addressed to the Purchaser, in a form agreed to by the Purchaser, acting reasonably;

     (11) the resignation and release of Claims against the Company of each Director and Officer in a form agreed to by the Purchaser, acting reasonably, duly executed;

     (12) a release of Claims against the Company in a form agreed to by the Purchase, acting reasonably, duly executed by the Sellers;

     (13) the Indemnity Escrow Agreement, duly executed by each of the Sellers and by Ciaran Desmond, or such other person the Sellers designate acting reasonably as representative of all AAE Shareholders.

     (14) all such other assurances, consents, agreements, documents and instruments as may be reasonably required by the Purchaser to complete the transactions provided for in this Agreement.

3.3 PURCHASER'S CLOSING DELIVERIES. At the Closing, the Purchaser shall deliver or cause to be delivered to the Sellers and the Company the following documents and payments:

     (1) a certificate of the President or other senior officer of the Purchaser dated as of the Completion Date in the form of Exhibit D;

     (2) a certificate of the Secretary or other officer of the Purchaser in the form of Exhibit E;

     (3) the Option and Escrow Agreement placing in escrow an aggregate of 1,000,000 shares of common stock in the capital of the Purchaser substantially in the form of Exhibit F;

     (4) an opinion of the Purchaser's U.S. Counsel addressed to the Company and the Sellers in a form agreed to by the Company and the Sellers, acting reasonably;

     (5) the resignation and release of Claims against the Purchaser of each director and officer of the Purchaser who shall resign on or before the Completion Date in a form agreed to by the Company, acting reasonably, duly executed; and

     (6) all such other assurances, consents, agreements, documents and instruments as may be reasonably required by the Sellers to complete the transactions provided for in this Agreement.

3.4     CLOSING  ESCROW.  All  of  the documents delivered under Section 3.2 and
3.3  shall  be  held  in  escrow  and  shall  be  released  as  follows:

     (1) to the person to whom they were to be delivered in the event the Offer becomes or is declared unconditional in all respects; or

     (2) to the person who made the delivery if the Offer does not become or is not declared unconditional in all respects within 24 hours.

                                    ARTICLE 4
                              CONDITIONS OF CLOSING

4.1 PURCHASER'S CONDITIONS. The Purchaser shall not be obliged to complete the purchase and sale of the AAE Subject Shares pursuant to this Agreement and the Offer unless, at or before the Closing Time, each of the conditions in the Offer have been satisfied, it being understood that such conditions are included for the exclusive benefit of the Purchaser and may be waived, in whole or in part, in writing by the Purchaser at any time; and the Company and each Seller severally agrees with the Purchaser to take all such actions, steps and proceedings as are reasonably within its control as may be necessary to ensure that such conditions are fulfilled at or before the Closing Time.

4.2 SELLERS' CONDITIONS. The Sellers shall not be obliged to complete the transactions contemplated by this Agreement and tender their AAE Shares into the Offer unless, at or before the Closing Time, each of the following conditions has been satisfied, it being understood that the following conditions are included for the exclusive benefit of the Sellers and may be waived, in whole or in part, in writing by the Sellers at any time; and the Purchaser agrees with the Sellers to take all such actions, steps and proceedings as are reasonably within the Purchaser's control as may be necessary to ensure that the following conditions are fulfilled at or before the Closing Time:

     (1) Representations and Warranties. The representations and warranties of the Purchaser in Section 5.3 qualified as to materiality shall be true and accurate, and those not so qualified shall be true and accurate in all material respects, at and as of the Closing with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date).

     (2) Purchaser's Compliance. The Purchaser shall have performed and complied with all of the material terms and conditions in this Agreement on its part to be performed or complied with at or before the Closing Time and shall have executed and delivered or caused to have been executed and delivered to the Seller or the Company, as applicable, at the Closing Time all the documents contemplated in Section 3.3 or elsewhere in this Agreement.

     (3) Private Placement. The Private Placement shall have closed on or before the Completion Date.

     (4) Escrow of Shares. The Purchaser shall have caused one or more of its shareholders to have entered into the Option and Escrow Agreement with an escrow agent mutually acceptable to the Purchaser and the Company, acting reasonably, pursuant to which an aggregate of not less than 1,000,000 shares of common stock in the capital of the Purchaser shall have been placed in escrow.

     (5) Consents and Approvals. All the Consents and Approvals shall have been obtained.

     (6) Due Diligence Investigation. The Sellers shall have conducted and completed its investigation of the Purchaser and shall have been satisfied in all respects with the results of such investigation in its sole and absolute discretion.

     (7) Material Adverse Change. During the Interim Period, there shall have been no Material Adverse Change with respect to the Purchaser.

     (8) Composition of Board of Directors. At the Closing Time, the board of directors of the Purchaser shall be comprised of six directors, three of whom shall be nominated by the Sellers, two of whom shall be nominated by the Purchaser and one of whom shall be a mutually agreed upon chairperson.

     (9)  No  Litigation.  There  shall  be  no  litigation  or  proceedings:

     (a) pending or threatened against any of the Parties or against any of their respective Affiliates or any of their respective directors or officers, for the purpose of enjoining, preventing or restraining the completion of the transactions contemplated by this Agreement; or

     (b) pending or threatened against any of the Parties or against any of their respective Affiliates or any of their respective directors or officers which in the judgement of the Company, would make the completion of the transactions contemplated by this Agreement inadvisable.

4.3 CONDITION NOT FULFILLED. If any condition in Section 4.2 shall not have been fulfilled at or before the Closing Time, then the Sellers in their sole discretion may, without limiting any rights or remedies available to the Sellers at law or in equity, either:

     (1) terminate this Agreement by notice to the Purchaser in which event the Sellers and the Company shall be released from all obligations under this Agreement; or

     (2) waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfilment of any other condition.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS AND WARRANTIES OF EACH SELLER REGARDING THE SELLER. As a material inducement to the Purchaser entering into this Agreement, and completing the transactions contemplated by this Agreement and acknowledging that the Purchaser is entering into this Agreement in reliance upon the representations and warranties of the Sellers set out in this Section 5.1, the Sellers severally represent and warrant to the Purchaser as follows:

     (1) Authorization by Seller. The Seller has the power, authority and capacity to own and dispose of the AAE Shares set out opposite the Seller's name on Schedule A and to enter into this Agreement and all other agreements and instruments to be executed by the Seller as contemplated by this Agreement and to carry out the Seller's obligations under this Agreement and such other agreements and instruments.

     (2) Enforceability of Seller's Obligations. This Agreement constitutes a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

     (3) Bankruptcy. Unless otherwise disclosed to the Purchaser, the Seller is not an insolvent person within the meaning of Applicable Laws and will not become an insolvent person as a result of the Closing nor has the Seller committed an act of bankruptcy, proposed a compromise or arrangement to his or its creditors generally, had any petition in bankruptcy filed against him or it, made a voluntary assignment bankruptcy or taken any proceeding to be declared bankrupt.

     (4) Ownership of Shares. The Seller is, and at the Closing Time will be, the registered and beneficial holder of the AAE Shares set out opposite the Sellers' name on Schedule A, with good and marketable title thereto, free and clear of all Liens and such AAE Shares constitute all of the AAE Shares owned by the Seller. No Person other than the Purchaser has any agreement, option, right or privilege capable of becoming an agreement for the purchase from the Seller of any of the AAE Subject Shares owned by the Seller

     (5) Due Diligence. The Seller acknowledges that it has received all such information as Seller deems necessary and appropriate to enable it to evaluate the financial risk inherent in entering into this Agreement, including but not limited to the Purchaser's reports filed under the 1934 Act with the SEC. The Seller further acknowledges that Seller has received satisfactory and complete information concerning the business and financial condition of the Purchaser in response to all inquiries in respect thereof.

     (6) Investment Matters. The Seller alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the transactions contemplated in this Agreement. The Seller acknowledges there may be material tax consequences to the Seller of an acquisition or disposition of the O2D Exchange Shares. The Purchaser gives no opinion and makes no representation with respect to the tax consequences to the Seller under United States, state, local or foreign tax law of the Seller's acquisition or disposition of such securities.

     (7) US Securities Law Matters. The Purchaser has informed the Seller and the Seller understands, acknowledges and agrees that:

     (a) the O2D Exchange Shares have not been and will not be registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

     (b) the certificates evidencing the O2D Exchange Shares will be endorsed with a legend indicating that the O2D Exchange Shares have not been registered and may not be transferred or resold except in compliance with the 1933 Act and the 1934 Act. The Seller agrees that it may not be transferred or resold for a period of one year following the issuance of the O2D Exchange Shares and the certificates shall bear a lien indicating this agreement; and

     (c) the issuance of the O2D Exchange Shares has not been reviewed or approved by the SEC, any State security agency or any foreign securities agency.

     (8) Hold Period and Legending. Notwithstanding the actual length of the applicable hold period prescribed under Applicable Laws, the O2D Exchange Shares shall be subject to a one year restriction on transfer, assignment or sale beginning on the Completion Date, during which time the holder of the O2D Exchange Shares will not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any O2D Exchange Shares or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of O2D
Exchange Shares, whether any such swap or transaction is to be settled by delivery of shares of common stock of the Purchaser or other securities in cash or otherwise. The O2D Exchange Shares shall bear a restrictive legend indicating the same.

5.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the Purchaser entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Purchaser is entering into this Agreement in reliance upon the representations and warranties of the Company set out in this Section 5.2, the Company represents and warrants to the Purchaser as follows:

     (1) Organization of the Company and Subsidiaries. The information set out in Schedule 5.2(1) concerning the name and jurisdiction of incorporation, the authorized, issued and outstanding shares and the directors and officers of the Company and each Subsidiary is true and complete. The Company and each Subsidiary is incorporated and validly subsisting under the laws of its jurisdiction of incorporation. Each of the Company and each Subsidiary is duly qualified or licensed and in good standing to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect. A list of the jurisdictions in which the Company and the Subsidiaries are so qualified or licensed is set forth on Schedule 5.2(1). Each of the Company and the Subsidiaries has full corporate power to carry on its business and to own and operate its assets, properties and business as now carried on and owned and operated. Except as set forth in Schedule 5.2(1), there are no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would enable any Person to purchase or otherwise acquire any shares or other securities of the Company or any Subsidiary including, without limitation, any securities convertible into or exchangeable or exercisable for shares or other securities of the Company or any Subsidiary.

     (2) Due Authorization. The Company has the corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of the Company.

     (3) Enforceability of Company's Obligations. This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

     (4) Corporate Records. The minute books of each of the Company and the Subsidiaries contain true, correct and complete copies of its articles, its by-laws, the minutes of every meeting of its board of directors and every committee thereof and of its shareholders and every written resolution of its directors and shareholders. The share certificate book, minute book, register of shareholders, register of transfers and register of directors and officers of the Company and each Subsidiary are complete and accurate in all material respects.

     (5) Bankruptcy. Neither the Company nor any Subsidiary has made an assignment in favour of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it. Neither the Company nor any of the Subsidiaries has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver has been appointed in respect of the Company or any Subsidiary or any of the Assets and no execution or distress has been levied upon any of the Assets.

     (6) Financial Statements. The Company has furnished the Purchaser with the audited consolidated financial statements of the Company for the period ended September 30, 2001, the consolidated unaudited financial statements of the Company for the fifteen month period ended December 31, 2002, and the interim unaudited consolidated financial statements of the Company for the three months ended March 31, 2003 (collectively, the "FINANCIAL STATEMENTS"), true and complete copies of which are annexed as Schedule 5.2(6). The Financial
Statements have been prepared in accordance with UK and Irish GAAP and the consolidated audited financial statements for the period ended September 30, 2001 have been audited in accordance with UK and Irish GAAS. The balance sheets contained in such Financial Statements fairly present the financial position of the Company and the Subsidiaries as of their respective dates and the statements of earnings and retained earnings contained in the Financial Statements fairly present the results of operations for the periods indicated.

     (7) Title to Assets. The Company and each Subsidiary has good and marketable title to all the Assets, free and clear of any and all Liens, except for Permitted Liens. The Assets are sufficient to permit the continued operation of the Business in substantially the same manner as conducted in the year ended on the date of this Agreement. There is no agreement, option or other right or privilege outstanding in favour of any Person for the purchase from the Company or any Subsidiary of the Business or of any of the Assets out of the ordinary course of business.

     (8) Real Property. Neither the Company nor any Subsidiary owns any real property.

     (9) Leased Premises. Except as disclosed on Schedule 5.2(9), neither the Company nor any Subsidiary has any Premises Leases.

     (10) Personal Property Leases. Neither the Company nor any Subsidiary has any material Personal Property Leases.

     (11) Material Contracts. Schedule 5.2(11) lists all the Company Material Contracts. Neither the Company nor any Subsidiary is in default under any Company Material Contract and there has not occurred any event which, with the lapse of time or giving of notice or both, would constitute a default under any Company Material Contract by the Company or any Subsidiary or any other party to the Company Material Contract. Each Company Material Contract is in full force and effect, unamended by written or oral agreement, and the Company or the Subsidiary, as applicable, is entitled to the full benefit and advantage of each Company Material Contract in accordance with its terms. Neither the Company nor any Subsidiary is aware of, nor has it received any notice of a default by the Company or the Subsidiary, as applicable, or a dispute between the Company or the Subsidiary and any other party in respect of any Company Material Contract or any intention of any party to any Company Material Contract to modify or change in any material manner any Company Material Contract.

     (12) Receivables. None of the Receivables is due from an Affiliate of the Company.

     (13) Inventories. Neither the Company nor any Subsidiary has any material Inventories.

     (14)  Intellectual  Property.

     (a) Schedule 5.2(14a) lists all of the registrations and applications for registration of the Intellectual Property. All of the registrations and applications for registration of the Intellectual Property are valid and subsisting in good standing and are recorded in the name of the Company or the Subsidiary, as applicable. No application for registration of any of the Intellectual Property listed on Schedule 5.2(14A) has been rejected.

     (b) Except as disclosed on Schedule 5.2(14b) the Company or the Subsidiary, as applicable, is the first and only owner of the Intellectual Property and is entitled to the exclusive and uninterrupted use of the Intellectual Property without payment of any royalty or other fees. No Person has any right, title or interest in any of the Intellectual Property and all such persons have waived their moral rights in any copyright works within the Intellectual Property. The Company and each Subsidiary has diligently protected its legal rights to the exclusive use of the Intellectual Property.

     (c)  There  is no current litigation relating to the Intellectual Property.

     (d) The Employees have agreed to maintain the confidentiality of confidential Intellectual Property.

     (e) All of the Company's and each Subsidiary's permissions and licences to use the industrial or intellectual property of other Persons are disclosed in Schedule 5.2(14e(i)). Neither the Company nor any Subsidiary has permitted or licensed any Person to use any of the Intellectual Property except as disclosed in Schedule 5.2(14e(ii)). Each licence referred to in Schedules 5.2(14e(i)) and 5.2(14e(ii)) is in full force and effect and neither the Company nor any Subsidiary, as applicable, nor the licensor is in default of its obligations thereunder in any material respect.

     (f) Except as disclosed on Schedule 5.2(14f), no Person has challenged the validity of any registrations for the Intellectual Property or the Company's or any Subsidiary's rights to any of the Intellectual Property.

     (g) To the knowledge of the Company, neither the use of the Intellectual Property nor the conduct of the Business has infringed or currently infringes upon the industrial or intellectual property rights of any other Person.

     (h) To the knowledge of the Company, no other Person has infringed the Company's or any Subsidiary's rights to the Intellectual Property, except as set out in Schedule 5.2(14h).

     (i) To the knowledge of the Company, there is no governmental prohibition or restriction on the use of the Intellectual Property.

     (15) Licences and Permits. Neither the Company nor any Subsidiary has any Licenses and Permits.

     (16) Undisclosed Liabilities. Except as disclosed on Schedule 5.2(16), the Company does not and will not, as of immediately prior to the Closing, have any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed in the Financial Statements or referred to or disclosed herein, other than liabilities, obligations and indebtedness incurred in the normal course of business, and the total amount of all liabilities, obligations, indebtedness and commitments of the Company shall not exceed of $1,500,000 (excluding any amounts outstanding under the Bridge Loan).

     (17) Consents and Approvals. No material Consents and Approvals are required to be obtained by the Company, the Subsidiaries or the Sellers in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement or to permit the Company to carry on the Business after the Closing as the Business is currently carried on by the Company.

     (18) Notices. No Notices are required to be delivered to any Person in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement or to permit the Company to carry on the Business after the Closing as the Business is currently carried on by the Company.

     (19) Absence of Conflicting Agreements. The execution, delivery and performance of this Agreement by the Company and the completion (with any required Consents and Approvals and Notices) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

     (a) a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws of the Company or any Subsidiary;

     (b) an event which, pursuant to the terms of any Contract or Licence or Permit, causes any material right or interest of the Company or any Subsidiary to come to an end or be amended in any way that is detrimental to the Business in any material respect or entitles any other Person to terminate or amend any such right or interest;

     (c)  the  creation  or  imposition  of  any  Lien  on  any  Asset;  or

     (d) the violation of any Applicable Law by the Company or any Subsidiary, except for such violations that are not likely to result in a Material Adverse Change.

     (20) Litigation. There is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or before or by any regulatory body or governmental or non-governmental body pending or threatened by or against the Company or any Subsidiary related to the Business or affecting the Business or the operations or capital of the Company or any Subsidiary or the transactions contemplated by this Agreement, and to the knowledge of the Company there is no factual or legal basis which could give rise to any such action, suit, proceeding, claim, application, complaint or investigation.

     (21)  Environmental  Matters.

     (a) The Business and the Assets as carried on or used by the Company, the Subsidiaries and their predecessors (including the condition of the Lands and the waters on or under the Lands) have been carried on and used and are currently carried on and used in compliance in all material respects with all Environmental Laws.

     (b) The Company, the Subsidiaries and their predecessors have not used any machinery, equipment or facility included in the Assets, or permitted them to be used, to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process any Hazardous Substance except in compliance in all material respects with all Environmental Laws.

     (c) Neither the Company nor any Subsidiary has been, subject to any proceedings alleging the violation of any Environmental Law or to determine whether any remedial action is needed to respond to a Release or the presence of a Hazardous Substance on the Lands.

     (d) There are no circumstances that could reasonably be expected to give rise to any civil or criminal proceedings or Liability regarding the Release or presence of a Hazardous Substance or the violation of any Environmental Law by the Company or the Subsidiaries, or their employees, agents or others for whom they are responsible.

     (e)  Neither  the Company nor any Subsidiary has any Environmental Permits.

     (f) To the knowledge of the Company, all Hazardous Substances disposed of, treated or stored by the Company, the Subsidiaries or their predecessors have been disposed of, treated and stored in compliance in all material respects with all Environmental Laws and no part of the Assets contains a Hazardous Substance which exceeds an applicable soil, groundwater or other environmental, health or safety criteria or standard published or enacted by a governmental authority or agency having jurisdiction over the Assets, whether or not such criteria or standard constitutes Environmental Law.

     (g) There are no proceedings in which it is alleged that the Company, the Subsidiaries or their predecessors are potentially responsible for a domestic or foreign federal, provincial, state, municipal or local clean-up or remediation of lands contaminated with Hazardous Substances or for any other remedial or corrective action under an Environmental Law.

     (h) The Company, the Subsidiaries and their predecessors have maintained all environmental and operating documents and records in the manner and for the time periods required by any Environmental Law, except where the failure to keep such documents and records is not likely to have a Material Adverse Effect and have never conducted an environmental audit of the Business and Assets. For purposes of this Section, an environmental audit includes any evaluation, assessment, review or study performed at the request of or on behalf of the Company or any Subsidiaries, as applicable, a prospective purchaser of the Business or the Assets, a court or governmental authority.

     (i) To the Company's knowledge, there are no pending or proposed changes to Environmental Laws which would render illegal or materially restrict the Business or the operations of the Company.

     (22) Employment Contracts. Neither the Company nor any Subsidiary is a party to or bound by any contracts with any current or former officers or directors of the Company, except Company Material Contracts.

     (23) Collective Agreements. Neither the Company nor any Subsidiary is (i) a party to any collective bargaining agreement, contract or legally binding commitment to any trade union or employee organization or group in respect of or affecting Employees, (ii) currently engaged in any labour negotiation or (iii) the subject of any union organization effort.

     (24) Employee Plans. All of the Company's and Subsidiaries' employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices relating to the Employees or former Employees which are currently maintained or were maintained at any time in the last five calendar years (the "EMPLOYEE PLANS") are and have been established, registered, qualified, invested and administered in all respects in accordance with all laws, regulations, orders or other legislative, administrative or judicial promulgations applicable to the Employee Plans.

     (25) Bonuses. Except as disclosed on Schedule 5.2(25), neither the Company nor any Subsidiary has paid any bonus, fee, distribution, remuneration or other compensation to any Person (other than salaries, wages or bonuses paid or payable to Employees in the ordinary course of business in accordance with current compensation levels and practices).

     (26) Affiliated Transactions. Neither the Company nor any Subsidiary is liable in respect of advances, loans, guarantees to or on behalf of any shareholder, officer, director, Employee or Affiliate of the Company or the Subsidiary, as applicable, or any other Person with whom the Company or the Subsidiary, as applicable, does not deal at arm's length.

     (27)  Tax  Filings.  Except  as  set forth on Schedule 5.2(27), (i) all Tax
Returns required to be filed by or with respect to the Company or the Subsidiaries, taking into account any extensions, have been timely filed, such Tax Returns are accurate in all material respects and all Taxes shown as due from the Company or the Subsidiaries on any such Tax Returns have been paid or are being contested in good faith; (ii) no request has been made for any extension of time within which to file any Tax Returns required to be filed by or with respect to the Company or the Subsidiaries that have not since been filed; (iii) there are no material disputes or claims concerning any Tax liability relating solely to the assets or business of the Company or the Subsidiaries claimed or raised in writing by any Authority; (iv) there are no ongoing audits, examinations or other administrative or court proceedings involving Taxes that relate solely to the Company or the Subsidiaries, and none of the Company or Subsidiaries has received written notification from any Tax authority that any such audit, examination or proceeding is contemplated or pending; (v) no deficiencies for any Tax have been proposed, asserted or assessed against or with respect to any of the Company or the Subsidiaries that have not been settled and paid; and (vi) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any material Tax Returns required to be filed by or with respect to the Company or the Subsidiaries and for which Purchaser may be responsible under this Agreement. No current claim is being made in writing by any Tax authority in a jurisdiction where any of the Company or the Subsidiaries does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction; and (vi) with respect to any Tax Returns not filed as disclosed on Schedule 5.2(27), no Taxes or penalties are owing.

     (28) Withholdings and Remittances. The Company has withheld from each payment made to any of its present or former employees, officers and directors, all amounts required by law to be withheld, and furthermore, has remitted such withheld amounts within the prescribed periods to the appropriate governmental body. The Company has remitted all pension plan contributions, unemployment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees and has remitted such amounts to the proper governmental body within the time required under the applicable legislation. The Company has charged, collected and remitted on a timely basis all Taxes as required under applicable legislation on any sale, supply or delivery whatsoever, made by the Company.

     (29) Capital Gains. Neither the Company nor any of its Subsidiaries will at any time be deemed to have a capital gain as a result of any transaction or event taking place in any taxation year ending on or before the Completion Date.

     (30) Absence of Certain Changes or Events. Since 31 March, 2003 and except as disclosed on Schedule 5.2(3), neither the Company nor any Subsidiaries has:

     (a)  suffered  any  Material  Adverse  Change;

     (b)  amended  its  articles;

     (c) declared or made any payment of any dividend or other distribution in respect of its shares and has not redeemed, purchased or otherwise acquired any shares;

     (d) issued or sold any shares or other securities or issued, sold or granted any option, warranty or right to purchase any shares or other securities;

     (e) disposed of any of the Assets reflected on the balance sheet forming part of the Financial Statements, except sales of Assets in the normal course of business;

     (f) changed any accounting or costing systems or methods in any material respect;

     (g) suffered any extraordinary loss or cancelled or waived any debt, claim or other right;

     (h) incurred or assumed any liabilities, obligations or indebtedness (whether accrued, absolute, contingent or otherwise), except unsecured current liabilities, obligations and indebtedness incurred in the normal course of business;

     (i) made or granted any bonus, increased the compensation paid (other than for normal merit and cost of living increases) or made loans or advances to any Director, Officer or Employee;

     (j) mortgaged, pledged, granted a security interest in or otherwise encumbered any of the Assets, except in the normal course of business and in amounts which, individually and in the aggregate are not material to the financial condition of the Company or operation of the Business.

     (k) entered into any Company Material Contract or any other transaction that was not in the normal course of business; or

     (l) terminated, cancelled or modified in any material respect or received notice or a request for termination, cancellation or modification in any material respect of any Company Material Contract.

     (31) Subsidiary Bodies Corporate. The Company has no subsidiary bodies corporate within the meaning of the Companies Acts, 1963 to 1999 (The Republic of Ireland) other than the Subsidiaries.

     (32) Brokerage Fees. Except as disclosed in Schedule 5.2(32), the Company has not entered into any agreement which would entitle any Person to any valid claim against either the Company or the Purchaser for a broker's commission, finder's fee or any like payment in respect of the purchase and sale of the AAE Subject Shares or any other matters contemplated by this Agreement.

     (33) Foreign Private Issuer Status. The Company is a foreign private issuer, as that term is defined under Rule 3b-4(c) of the Exchange Act, and less than 10% of the AAE Subject Shares are beneficially owned by shareholders resident in the United States.

     (34) Dissent Rights. No AAE Shareholder has a right of dissent, or similar right, to receive cash for its AAE Shares as a result of the Offer or other transactions contemplated herein.

     (35) Disclosure. The Company accepts responsibility for the information contained in the Share Exchange Offer Document relating to the Company, its Subsidiaries, its Directors and members of their immediate families and persons connected with them and their interests and to the knowledge of the Company, the information contained in the Share Exchange Offer Document for which it accepts responsibility is in accordance with the facts and does not omit any material facts.

5.3 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Sellers as follows:

     (1) Incorporation. The Purchaser is a corporation duly incorporated under the laws of the jurisdiction of its incorporation and is duly organized, validly subsisting and in good standing under such laws.

     (2) Organization of the Purchaser. The authorized capital of the Purchaser consists of 100,000,000 shares of common stock, of which there will be 6,900,000 shares of common stock duly and validly issued as fully-paid and non-assessable shares in the capital of the Company immediately prior to the Closing and the Private Placement. Except as contemplated in this Agreement, there are no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would enable any Person to purchase or otherwise acquire any shares or other securities of the Purchaser including, without limitation, any securities convertible into or exchangeable or exercisable for shares or other securities of the Purchaser.

     (3) Due Authorization. The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of the Purchaser.

     (4) Enforceability of Purchaser's Obligations. This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

     (5) Issuance of Shares. The O2D Exchange Shares to be issued in exchange for the AAE Subject Shares in accordance with the terms of this Agreement and the Offer, as applicable, will be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Purchaser.

     (6) Corporate Records. The minute books of the Purchaser contain true, correct and complete copies of its articles, its by-laws, the minutes of every meeting of its board of directors and every committee thereof and of its shareholders and every written resolution of its directors and shareholders. The register of directors and officers of the Purchasers are complete and accurate in all material respects.

     (7) Bankruptcy. The Purchaser is not an insolvent person within the meaning of Applicable Laws nor has made an assignment in favour of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it. The Purchaser has not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver has been appointed in respect of the Purchaser or any of its assets and no execution or distress has been levied upon any of its assets.

     (8) Material Contracts. Schedule 5.3(8) lists all the Purchaser Material Contracts. The Purchasers is not in default under any Purchaser Material Contract and there has not occurred any event which, with the lapse of time or giving of notice or both, would constitute a default under any Purchaser Material Contract by the Purchaser or any other party to the Purchaser Material Contract. Each Purchaser Material Contract is in full force and effect, unamended by written or oral agreement, and the Purchasers is entitled to the full benefit and advantage of each Purchaser Material Contract in accordance with its terms. The Purchaser has not received any notice of a default by the Purchasers or a dispute between the Purchasers and any other party in respect of any Material Contract.

     (9) Undisclosed Liabilities. The Purchaser does not and will not, as of immediately prior to the Closing, have any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, other than $100,000, together with interest, outstanding under a promissory note and costs, fees and expenses associated with operating a public company and with the transactions contemplated by this Agreement.

     (10) Consents and Approvals. No consent or approval of any Person is required by the Purchaser in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement.

     (11) Notices. Except for the Notices set forth in Section 5.3(11), no notice is required to be delivered by the Purchaser to any Person in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement.

     (12) Absence of Conflicting Agreements. The execution, delivery and performance of this Agreement by the Purchaser and the completion (with any required Consents and Approvals and Notices) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

     (a) a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws of the Purchaser;

     (b) an event which, pursuant to the terms of any contract or licence or permit of the Purchaser, causes any right or interest of the Purchaser to come to an end or be amended in any way that is detrimental to the Purchasers or entitles any other Person to terminate or amend any such right or interest;

     (c)  the  creation or imposition of any lien on any asset of the Purchaser;
          or

     (d)  the  violation  of  any  Applicable  Law  by  the  Purchaser.

     (13) Litigation. There is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or before or by any regulatory body or governmental or non-governmental body pending or threatened by or against the Purchaser which will or may have a material adverse affect upon the Purchaser after giving affect to the transactions contemplated by this Agreement, or which may prevent the completion by the Purchaser of the transactions contemplated by this Agreement, and there is no factual or legal basis which could give rise to any such action, suit, proceeding, claim, application, complaint or investigation.

     (14) Affiliated Transactions. The Purchaser is not liable in respect of advances, loans, guarantees to or on behalf of any shareholder, officer, director, Employee or Affiliate of the Purchaser or any other Person with whom the Purchaser does not deal at arm's length, except a loan in the principal amount of $100,000, together with accrued interest, made by a private corporation controlled by the President of the Purchaser to the Purchaser.

     (15) Subsidiary Bodies Corporate. The Purchaser does not own, directly or indirectly, beneficially or of record, (a) an amount of voting securities or other interests in any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity that is sufficient to enable the Purchaser to elect at least a majority of the members of such entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such entity.

     (16) Public Listing. The common shares of the Purchaser are quoted on the National Association of Securities Dealers Over the Counter Bulletin Board.

     (17) Public Filings. To the knowledge of the Purchaser, the Purchaser has filed all reports required by it during the 12 month period ending immediately before the date of this Agreement under the 1934 Act and the Company's Form 10-KSB for the period ending December 31, 2002 and any subsequent reports filed with the Securities and Exchange Commission does not contain any material misstatement or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (18) Tax Filings. (i) All Tax Returns required to be filed by or with respect to the Purchaser, taking into account any extensions, have been timely filed, such Tax Returns are accurate in all material respects and all Taxes shown as due from the Purchaser on any such Tax Returns have been paid or are being contested in good faith; (ii) no request has been made for any extension of time within which to file any Tax Returns required to be filed by or with respect to the Purchaser that have not since been filed; (iii) there are no material disputes or claims concerning any Tax liability relating solely to the assets or business of the Purchaser claimed or raised in writing by any Tax Authority; (iv) there are no ongoing audits, examinations or other administrative or court proceedings involving Taxes that relate solely to the Purchaser, and the Purchaser has not received written notification from any Tax authority that any such audit, examination or proceeding is contemplated or pending; (v) no deficiencies for any Tax have been proposed, asserted or assessed against or with respect to the Purchaser that have not been settled and paid; and (vi) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any material Tax Returns required to be filed by or with respect to the Purchaser and for which the Company may be responsible under this Agreement. No current claim is being made in writing by any Tax authority in a jurisdiction where the Purchaser does not file Tax Returns that the Purchaser is or may be subject to taxation by that jurisdiction.

     (19) Withholdings and Remittances. The Purchaser has withheld from each payment made to any of its present or former employees, officers and directors, all amounts required by law to be withheld, and furthermore, has remitted such withheld amounts within the prescribed periods to the appropriate governmental body. The Purchaser has remitted all pension plan contributions, unemployment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees and has remitted such amounts to the proper governmental body within the time required under the applicable legislation. The Purchasers has charged, collected and remitted on a timely basis all Taxes as required under applicable legislation on any sale, supply or delivery whatsoever, made by the Purchasers.

     (20) Additional Information. The Purchaser acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein and in the Company's business plan and other information provided by the Company. Notwithstanding the foregoing, nothing contained herein shall operation to modify or limit in any respect the representations and warranties of the Company or to relieve the Company from any obligations to the Purchaser for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.

5.4     SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.

     (1) The representations and warranties of the Sellers and the Company contained in Section 5.1 and Section 5.2, respectively, or any other agreement, certificate or instrument delivered pursuant to this Agreement shall survive the Closing for a period of eighteen months from the Completion Date, and notwithstanding the Closing and any inspection or inquiries made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser, after which time the Company and the Sellers shall be released from all obligations in respect of such representations and warranties except with respect to any Claims asserted by the Purchaser in writing (setting out in reasonable detail the nature of the Claim and the approximate amount of such Claim) before the expiration of such period.

     (2)  The  representations  and  warranties  of  the  Purchaser contained in
Section 5.3 or any other agreement, certificate or instrument delivered pursuant to this Agreement shall survive the Closing for a period of eighteen months from the Completion Date, and notwithstanding the Closing, shall continue in full force and effect for the benefit of the Sellers, after which time the Purchaser shall be released from all obligations in respect of such representations and warranties except with respect to any Claims asserted by the Sellers in writing (setting out in reasonable detail the nature of the Claim and the appropriate amount thereof) before the expiration of such period.

                                    ARTICLE 6
                                 INDEMNIFICATION

6.1     INDEMNITY  BY  COMPANY  AND  SELLERS.

     (1) The Company shall indemnify and hold the Purchaser, its directors, officers, employees, agents, representatives and the Purchaser's Affiliates and their respective directors, officers, employees, agents, representatives harmless in respect of any claim, demand, action, cause of action, damage, loss, cost, liability or expense (hereinafter referred to as a "CLAIM") which may be made or brought against an Indemnified Party or which it may suffer or incur directly or indirectly as a result of, in respect of or arising out of:

     (a) any incorrectness in or breach of any representation or warranty of the Company contained in this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; or

     (b) any breach of or any non-fulfilment of any covenant or agreement on the part of the Company under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement.

     (2) Each Seller shall indemnify and hold the Purchaser, its directors, officers, employees, agents, representatives and the Purchaser's Affiliates and their respective directors, officers, employees, agents, representatives harmless in respect of any Claim which may be made or brought against an Indemnified Party or which it may suffer or incur directly or indirectly as a result of, in respect of or arising out of:

     (a) any incorrectness in or breach of any representation or warranty of the Seller contained in this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement;

     (b) any breach of or any non-fulfilment of any covenant or agreement on the part of the Seller under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement;

     (c) any incorrectness in or breach of any representation or warranty of the Company contained in this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement, which is a result of or based on fraud or intentional misrepresentation of which the Seller had knowledge; or

     (d) any breach of or any non-fulfilment of any covenant or agreement on the part of the Company under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement, which is a result of or based on based on fraud or intentional misrepresentation of which the Seller had knowledge.

6.2 INDEMNITY BY THE PURCHASER. The Purchaser shall indemnify and hold the Sellers harmless in respect of any Claim which may be made or brought against an Indemnified Party or which it may suffer or incur directly or indirectly as a result of, in respect of or arising out of:

     (1) any incorrectness in or breach of any representation or warranty of the Purchaser contained in this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; or

     (2) any breach or non-fulfilment of any covenant or agreement on the part of the Purchaser under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement.

6.3     LIMITATIONS.

     (1)  No  Party  shall  have  any  Liability for indemnification pursuant to
Section 6.1 or 6.2 or relating to any breach of any of the representations and warranties contained in Sections 5.1, 5.2 or 5.3 unless and until the accumulated aggregate amount of Claims of such party arising from breaches of representations and warranties hereunder exceeds $100,000, following which all such accumulated Claims and all further Claims of such party shall be recoverable as provided in this Agreement.

     (2) In the event of a Claim pursuant to Section 6.1(1), the Indemnified Party shall make such Claim under the terms of the Indemnity Escrow Agreement:

     (a) during the period ending 12 months from the Completion Date, pro rata among all AAE Shareholders; and

     (b) during the period beginning 12 months from the Completion Date and ending 18 months from the Completion Date, pro rata among all Sellers.

     (3) In the event of a Claim pursuant to Section 6.1(2)(a) or (b), the Indemnified Party shall make such Claim under the terms of the Indemnity Escrow Agreement during the period ending 18 months from the Completion Date.

     (4)  Each Seller's maximum aggregate liability for all Claims under Section
6.1 shall be an amount equal to the number of O2D Exchange Shares received by the Seller under the Offer multiplied by US$1.50.

     (5) Any Claims made by an Indemnified Party under Section 6.1(1) shall be satisfied solely by delivery to the Indemnified Party of O2D Shares at a deemed value of US$1.50 per share pursuant to the terms of the Indemnity Escrow Agreement.

     (6) Notwithstanding any provision of this Section 6.3, in the event a Claim arises under Section 6.1(2)(c) or (d), none of the limitations in this Section
6.3  shall  apply.

6.4 NOTICE OF CLAIM. If an Indemnified Party becomes aware of a Claim in respect of which indemnification is provided for pursuant to either of Section
6.1 or 6.2 as the case may be, the Indemnified Party shall promptly give written notice of the Claim to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a Person against the Indemnified Party (a "THIRD PARTY CLAIM") or whether the Claim does not so arise (a "DIRECT CLAIM"), and shall also specify with reasonable particularity (to the extent that the information is available):

     (a)  the  factual  basis  for  the  Claim;  and

     (b)  the  amount  of  the  Claim,  if  known.

If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time effectively to contest the determination of any liability susceptible of being contested, then the Liability of the Indemnifying Party to the Indemnified Party under this Article shall be reduced by the amount of any losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

6.5 DIRECT CLAIMS. In the case of a Direct Claim, the Indemnifying Party shall have 60 days from receipt of notice of the Claim within which to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or before the expiration of such 60 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

6.6 THIRD PARTY CLAIMS. In the case of a Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Claim. If the Indemnifying Party elects to assume such control, the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party's out-of-pocket expenses incurred as a result of such participation or assumption. The
Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel at its expense or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences). The Indemnified Party shall cooperate with the Indemnifying Party so as to permit the Indemnifying Party to conduct such negotiation, settlement and defence and for this purpose shall preserve all relevant documents in relation to the Third Party Claim, allow the Indemnifying Party access on reasonable notice to inspect and take copies of all such documents and require its personnel to provide such statements as the Indemnifying Party may reasonably require and to attend and give evidence at any trial or hearing in respect of the Third Party Claim. If, having elected to assume control of the negotiation, settlement or defence of the Third Party Claim, the Indemnifying Party thereafter fails to conduct such negotiation, settlement or defence with reasonable diligence, then the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that (i) the Indemnified Party is required by Applicable Law or the order of any court, tribunal or regulatory body having jurisdiction, or (ii) it is necessary in the reasonable view of the Indemnified Party acting in good faith and in a manner consistent with reasonable commercial practices, in respect of (A) a Third Party Claim by a customer relating to products or services supplied by the Business or (B) a Third Party Claim relating to any Contract which is necessary to the ongoing operations of the Business or any material part thereof in order to avoid material damage to the relationship between the Indemnified Party and any of its major customers or to preserve the rights of the Indemnified Party under such an essential Contract, to make a payment to any person (a "THIRD PARTY") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, as the case may be, then the Indemnified Party may make such payment and the Indemnifying Party shall, promptly after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, promptly after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party. If such a payment, by resulting in settlement of the Third Party Claim, precludes a final determination of the merits of the Third Party Claim and the Indemnified Party and the Indemnifying Party are unable to agree whether such payment was unreasonable in the circumstances having regard to the amount and merits of the Third Party Claim, then such dispute shall be referred to and finally settled by binding arbitration from which there shall be no appeal.

6.7 SETTLEMENT OF THIRD PARTY CLAIMS. If the Indemnifying Party fails to assume control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed.

Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason within a reasonable time after the request therefor.

6.8 INTEREST ON CLAIMS. The amount of any Claim submitted under Section 6.1 or 6.2 as damages or by way of indemnification shall bear interest from and including the date any Indemnified Party is required to make payment in respect thereof at the Prime Rate calculated from and including such date to but excluding the date reimbursement of such Claim by the Indemnifying Party is made, and the amount of such interest shall be deemed to be part of such Claim.

6.9     TAX  ADJUSTMENTS.

     (1) The amount of any Claim submitted under Section 6.1 or 6.2 as damages or by way of indemnification shall be determined on an after-tax basis, and without limiting the generality of the foregoing shall:

     (a) be net of the present value of any Tax benefits to the indemnified party resulting from the claim for indemnity and indemnification; and

     (b) include the amount necessary to hold the indemnified party harmless after Tax;

and the present value of any Tax benefits shall be the amount, calculated on the date that is the Business Day immediately preceding the date of payment of the Claim, that is required to provide a yield from such date to the last day of the latest taxation year of the Indemnified Party to which the Tax benefits relate that is equal to the sum of the yield to maturity on such date, assuming semi-annual compounding, that a non-callable U.S. Government bond would carry if issued in U.S. Dollars in the United States of America at 100% of its principal amount on such date and maturing approximately on the last day of the latest taxation year of the Indemnified Party to which the Tax benefits relate, plus five per cent.

     (2) The amount of any Claim submitted under Section 6.1 or 6.2 as damages or by way of indemnification as determined without regard to this Section 6.10 shall be increased by an amount equal to the rate of goods and services tax applied to such amount.

     (3) Set-off. The Purchaser shall be entitled to set-off the amount of any Claim submitted under Section 6.1 or 6.2 as damages or by way of indemnification against any other amounts payable by the Purchaser to the Sellers whether under this Agreement or otherwise.

6.10 INDEMNITY ESCROW. As security for the indemnity provided by the Company in Section 6.1, the Company and each of the Sellers agree that (a) 10% of all of the O2D Exchange Shares issued to the AAE Shareholders pursuant to and under the terms of the Offer and any compulsory offer contemplated in connection with the Offer and (b) 100% of the O2D Exchange Shares issued to the Sellers pursuant to and under the terms of the Offer shall be delivered to the Escrow Agent and will be held by the Escrow Agent and dealt with in accordance with the terms of the Indemnity Escrow Agreement and Sections 6.3(2) and 6.3(3) of this Agreement.

                                    ARTICLE 7
                                 INTERIM PERIOD

7.1 INVESTIGATION. Until the Closing, the Parties and their respective representatives and advisers shall be permitted to make such investigations, inspections, surveys or tests of the properties and assets of the other Parties, as the case may be, their predecessor companies and their Affiliates and of their respective financial and legal condition as such Party deems necessary or desirable to familiarize itself with such properties, assets and other matters. Without limiting the generality of the foregoing, the Parties shall, during normal business hours, be permitted complete access to all documents relating to information scheduled or required to be disclosed under this Agreement by a Party. Any such investigations, inspections, surveys or tests shall not, however, affect or mitigate the representations and warranties of any Party under this Agreement which shall continue in full force and effect as provided under this Agreement.

7.2 AUTHORIZATIONS. Each Party shall execute and deliver any authorizations required to permit the investigations, inspections, surveys or tests described in Section 7.1.

7.3     CONFIDENTIALITY.

     (1) Each Party shall (and shall cause each of its Representatives (as defined below) to) hold in strictest confidence and not use in any manner, other than as expressly contemplated by this Agreement, any Confidential Information (as defined below) of the other Party. Notwithstanding the preceding sentence or any other provision of this Agreement to the contrary, the obligations of confidentiality contained in this Agreement shall not apply, and any Party to this Agreement (and its Representatives) may disclose to any and all persons, without limitation of any kind, (i) the "tax treatment" and "tax structure" of the "transactions" contemplated by this Agreement (as these terms are used in Section 1.6011-4(b)(3) of the Treasury Regulations pursuant to Section 6011 of the Code) and (ii) all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to such tax treatment or tax structure; provided, however, that such disclosure may not be made (A) until the earliest of (1) the date of the public announcement of the discussions relating to such transactions, (2) the date of the public announcement of such transactions or (3) the date of the execution of this Agreement, and (B) to the extent required to be kept confidential to comply with any applicable federal or state securities laws.

     (2) Section 7.3(1) shall not apply to the disclosure of any Confidential Information where such disclosure is required by Applicable Law. In that case, the Party required to disclose (or whose Representative is required to disclose) shall, as soon as possible in the circumstances, notify the other Party of the requirement. Upon receiving such notification, the other Party may take any reasonable action to challenge the requirement, and the affected Party shall (or shall cause the applicable Representative to), at the expense of the other
Party,  assist  the  other  Party  in  taking  such  reasonable  action.

     (3) Following the termination of this Agreement in accordance with the provisions of either of Sections 4.1 or 4.2, each Party shall (and shall cause each of its Representatives to) promptly, upon a request from the other Party, return to the requesting Party all copies of any tangible items (other than this Agreement), if any, which are or which contain Confidential Information of the requesting Party; provided that if the Party so obligated to return Confidential Information or its Representatives have prepared summaries or analyses containing or concerning any Confidential Information, then such Party may, instead of returning the summaries or analyses, destroy them and provide a certificate to that effect to the requesting Party.

     (4)  For  the  purposes  of  this  Section  7.3:

     (a) "CONFIDENTIAL INFORMATION" of a Party at any time means all information relating to the business of such Party and its Affiliates (including business plans, way of doing business, business results and prospects and customer lists) which,

          (i) at the time is of a confidential nature (whether or not specifically identified as confidential) and is known or should be known by the other Party or its Representatives as being confidential, and

          (ii) has been or is from time to time made known to or is otherwise learned by the other Party or any of its Representatives as a result of the matters provided for in this Agreement,

          including  the  following  information:

          (iii) the terms of  this  Agreement;

          (iv)  a Party's proprietary  software;  and

          (v)   a Party's business  records,

          but  not  including  any  information  that  at  such  time:

          (vi) has become generally available to the public other than as a result of a disclosure by the other Party or any of its Representatives;

         (vii) was available to the other Party or its Representatives on a non-confidential basis before the date of this Agreement; or

        (viii) becomes available to the other Party or its Representatives on a non-confidential basis from a Person other than the first-mentioned Party or any of its Representatives who is not, to the knowledge of such other Party or its Representatives, otherwise bound by confidentiality obligations to such first-mentioned Party in respect of such information or otherwise prohibited from transmitting the information to the other Party or its Representatives; and

     (b) "REPRESENTATIVES" with respect to any party means its Affiliates and its and their respective directors, officers, employees, agents and other representatives and advisers.

7.4 CONDUCT OF BUSINESS OF COMPANY. During the Interim Period, each of the Sellers shall cause the Company to conduct its business only in the usual, ordinary and regular course of business and consistent with past practice.
Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, during the Interim Period each of the Sellers shall cause the Company:

     (a) not to take, approve or disclose an intention to take or refrain from taking any action intended to or that would reasonably be expect to result in, a breach or non-fulfilment of any condition set forth in the Offer;

     (b) not to make or agree to make any material change in the compensation of any Director, Officer or Employee and not to pay or agree to pay or set aside any bonus, profit sharing, retirement, insurance, death, severance or fringe benefit or other extra-ordinary or indirect compensation to, for or on behalf of any Director, Officer or Employee;

     (c) not to sell, assign, transfer, mortgage, pledge or otherwise encumber any of the Assets, except for sales of Inventories in the normal course of business;

     (d) not to enter into any contract, agreement, commitment or transaction outside the normal course of business;

     (e)  not  to  issue  any  shares  or  other  securities  of  the  Company;

     (f) not to declare or cause to be paid any dividend or make any other form of distribution or payment on the AAE Shares or any other securities of the Company;

     (g) not to default in the performance of any term or condition of any Company Material Contract or Licenses and Permits;

     (h) not to cancel or amend any policy of insurance which relates to the Company or any of the Assets, except with the prior written consent of the Purchaser;

     (i) not to enter into any Company Material Contracts, except in the normal course of business;

     (j) to maintain relations with the suppliers, customers and landlords of the Company in accordance with past custom and practice;

     (k) to pay before delinquency all Taxes and other obligations which become due and payable by the Company; and

     (l)  generally,  to  carry  on  the  Business  in  the  normal  course.

7.5 CONDUCT OF BUSINESS OF PURCHASER. During the Interim Period, the Purchaser shall conduct its business only in the usual, ordinary and regular course of business and consistent with past practice. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, during the Interim Period the Purchaser shall:

     (a) not to take, approve or disclose an intention to take or refrain from taking any action intended to or that would reasonably be expect to result in, a breach or non-fulfilment of any condition set forth in the Offer;

     (b) not to make or agree to make any material change in the compensation of any director, officer or employee and not to pay or agree to pay or set aside any bonus, profit sharing, retirement, insurance, death, severance or fringe benefit or other extra-ordinary or indirect compensation to, for or on behalf of any director, officer or employee;

     (c) not to sell, assign, transfer, mortgage, pledge or otherwise encumber any of its assets;

     (d) not to enter into any contract, agreement, commitment or transaction outside the normal course of business, provided however, that the Purchaser shall be permitted to enter into an investor relations agreement with aggregate fees payable thereunder not to exceed $500,000 on an annual basis;

     (e)  not  to  issue  any  shares  or  other  securities  of  the Purchaser;

     (f) not to declare or cause to be paid any dividend or make any other form of distribution or payment on the AAE Shares or any other securities of the Purchaser;

     (g) not to default in the performance of any term or condition of any Purchaser Material Contract or license or permit;

     (h) not to enter into any Purchaser Material Contracts, except in the normal course of business;

     (i) to pay before delinquency all Taxes and other obligations which become due and payable by the Purchaser;

     (j) not to enter into any transaction that would cause the Company to cease to be a foreign private issuer or to cause more than 10% of the AAE Subject Shares to be held by shareholders resident in the United States; and

     (k)  generally,  to  carry  on  its  business  in  the  normal  course.

7.6 EXCLUSIVE DEALINGS. From the date of this Agreement until Closing or 30 days after termination of this Agreement, neither the Company nor the Sellers nor any Affiliate of any of them will take, nor will either Company or the Sellers permit any of them to take any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchaser and its designated and authorized representatives, concerning any sale, transfer or assignment of the AAE Shares or the Assets involving the Company. The Sellers shall notify the Purchaser promptly if any such discussions or negotiations are sought or if any proposal for a sale, transfer or assignment of the AAE Shares or the Assets is received or being considered.

7.7     UPDATES  TO  INFORMATION.

     (1) The Company shall update on or before the Closing, by amendment or supplement, any of the informational disclosure schedules referred to in this Agreement and any other disclosure in writing from the Company to the Purchaser as soon as reasonably possible after new or conflicting information comes to the attention of the Company. The Purchaser shall not be obligated to accept any such amendment or supplement and receipt of any such amendment or supplement shall not be deemed to be a waiver or release by the Purchaser of any provision of this Agreement.

     (2) The Purchaser shall update on or before the Closing, by amendment or supplement, any of the informational disclosure schedules referred to in this Agreement which relate to the Purchaser and any other disclosure in writing from the Purchaser to the Sellers as soon as reasonably possible after new or conflicting information comes to the attention of the Purchaser. The Sellers shall not be obligated to accept any such amendment or supplement and receipt of any such amendment or supplement shall not be deemed to be a waiver or release by the Sellers of any provision of this Agreement.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

8.1 FURTHER ASSURANCES. Each of the Purchaser, the Sellers and the Company shall use their reasonable commercial efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to obtain the Consents and Approvals and all other applicable consents and approvals that may be required, to fulfil all conditions and satisfy all provisions of, and to consummate and make effective as promptly as practicable the transactions contemplated by, this Agreement, including the Offer, the Private Placement and the Follow-on Private Placements.

8.2 COMPANY SUPPORT. The Company covenants in favour of the Purchaser that it shall:

     (a) support the transactions contemplated by the Offer, the Private Placement and the Follow-on Private Placements; and

     (b) execute such documents and instruments and do such things as may be necessary to implement and carry out the intent of the Offer, the Private Placement and the Follow-On Private Placement.

8.3 PRIVATE PLACEMENT. The Purchaser covenants that it shall use its reasonable commercial efforts to complete the Private Placement on or before the Completion Date at a price of not less than $1.50 per share, the proceeds of which the Purchaser shall use as follows:

     (a) $2,200,000 shall be advanced to the Company for general working capital purposes, including the Company's legal and other costs and expenses for the transactions contemplated in this Agreement;

     (b) $1,000,000 shall be used to repay the Bridge Loan, subject to the option of the holder thereof to convert the outstanding principal into common stock in the capital of the Purchaser under the Private Placement;

     (c) up to $300,000 shall be used to pay the Purchaser's legal and other costs and expenses for the transactions contemplated in this Agreement; and

     (d) $1,500,000 of the Private Placement shall be closed in escrow with the shares to be issued and the funds to be released to the Company as follows:

               A.   $750,000  to  be  released  three  months  from Closing; and

               B.   $750,000  to  be  released  six  months  from  Closing.

8.4 FOLLOW-ON PRIVATE PLACEMENT. The Purchaser covenants that, subject to the Closing and the completion of the Private Placement, it shall use its reasonable commercial efforts to complete the Follow-on Private Placement at a price of not less than $1.50 per share as soon as practicable after the Company meets either of the following conditions:

     (a) the Company enters into a binding agreement for the acquisition of a fuel distribution business or company on terms satisfactory to the Company and the Purchaser at each of their sole and absolute discretion; or

     (b) the Purchaser and the Company mutually agree on an alternative to an acquisition of such fuel distribution business or company on terms satisfactory to the Purchaser and the Company at each of their sole and absolute discretion.

8.5 OPTION AND ESCROW AGREEMENT. Concurrent with the Closing, the Purchaser shall cause one or more of the Purchaser's shareholders to place in escrow with an escrow agent, mutually acceptable to the Parties, an aggregate 1,000,000 shares of common stock in the capital of the Purchaser to be held and dealt with in accordance with the terms and conditions of the Option and Escrow Agreement.

8.6 PREPARATION OF AUDITED FINANCIAL STATEMENTS. The Company covenants that it shall deliver to the Purchaser:

     (a) concurrent with the Closing, audited consolidated financial statements of the Company for the 15 month fiscal period ended 31 December 2002 and unaudited consolidated financial statements the Company for the three month period ended 31 December 2001, the twelve month period ended 31 December 2003 and the three month period ended 31 March 2003; and

     (b) no later than 60 days after the Closing, audited consolidated financial statements of the Company for the fiscal year ended September 30, 2001, the audited consolidated financial statements of the Company for the three month period ended December 31, 2001 and the audited consolidated financial statements of the Company for the twelve month period ended December 31, 2002, all of which shall be prepared in accordance with UK and Irish GAAP and reconciled in accordance with US GAAP and satisfying the requirements set forth in
          Item 17 of Form 20-F for registration statements under the Securities Exchange Act of 1934, as amended, and audited in accordance with US GAAS.

                                    ARTICLE 9
                                     GENERAL

9.1 EXPENSES. Each Party shall be responsible for its own legal and other expenses (including any Taxes imposed on such expenses) incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and for the payment of any broker's commission, finder's fee or like payment payable by it in respect of the purchase and sale of the Assets pursuant to this Agreement.

9.2 PAYMENT OF TAXES. Except as otherwise provided in this Agreement, the Purchaser shall pay all Taxes applicable to, or resulting from transactions contemplated by this Agreement (other than Taxes payable under applicable legislation by the Sellers) and any filing or recording fees payable in connection with the instruments of transfer provided for in this Agreement.

9.3 PUBLIC ANNOUNCEMENTS. Except to the extent otherwise required by law or with the prior consent of the other Party, no Party shall make any public announcement regarding this Agreement or the transactions contemplated by this Agreement, including the Offer, the Private Placement and the Follow-on Private Placements.

9.4     NOTICES.

     (1) Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally,
(ii) sent by prepaid courier service or mail, or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

          (i)  if  to  any  of  the  Sellers,  to:

               Alan  Rae
               c/o  AAE  Technologies,  Inc.
               200  Executive  Drive
               Newark,  DE  19702
               Fax:          (302)  451-1380

               Anthony  Dean-Smith
               2  Teejay  Court
               50-52  Aderley  Road
               Wilmslow
               Cheshire
               SK9  1NT
               United  Kingdom
               Fax:          44(0)01444  441172

          (ii) if  to  the  Company,  to:

               AAE  Technologies  International  plc
               200  Executive  Drive
               Newark,  Delaware  19702

          with a  copy  to:

               Arnold  &  Porter
               Suite  900,  1600  Tysons  Boulevard
               McLean,  VA  22102-4865

               Attention:     Kevin Lavin
               Fax:          (703) 720-7399

         (iii) if  to  the  Purchaser,  to:

               O2Diesel  Corporation
               114  Magnolia  Street,  Suite  400-127
               Bellingham,  Washington  98225

               Attention:     Eric Boehnke, President
               Fax:          (360) 392-3960

          with a copy to:

               Blake, Cassels & Graydon LLP
               Suite 2600,Three Bentall Centre
               Box 49314
               Vancouver, British Columbia  V7X 1L3

               Attention:     Geoff Belsher
               Fax:          (604) 631-3309

     (2) Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

     (3) Any Party may from time to time change its address under this Section by notice to the other Party given in the manner provided by this Section.

9.5 TIME OF ESSENCE. Time shall be of the essence of this Agreement in all respects.

9.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

9.7 WAIVER. A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

9.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.9 NON-MERGER. Each Party hereby agrees that all provisions of this Agreement, other than (a) the conditions in Article 4 and (b) the representations and warranties contained in Article 5 and the related indemnities in Sections 6.1 and 6.2 hereof (which shall be subject to the special arrangements provided in such Articles or Sections) shall forever survive the execution, delivery and performance of this Agreement, Closing and the execution, delivery and performance of any and all documents delivered in connection with this Agreement.

9.10 JURISDICTION AND VENUE. Each Party agrees (i) that any action or proceeding relating to this Agreement may (but need not) be brought in any court of competent jurisdiction in the City of New York, State of New State, and for that purpose now irrevocably and unconditionally submits to the jurisdiction of such New York court; (ii) not to oppose any such New York action or proceeding on the basis of forum non conveniens or for any other reason; and (iii) not to oppose the enforcement against it in any other jurisdiction of any judgment or order duly obtained from a New York court as contemplated by this Section.

Such service may be made by mailing or delivering a copy of such process to the applicable party in care of its agent at the address given in this Section and each of the parties hereto hereby irrevocably authorizes and directs the respective agents to accept such service on their behalf. If and to the extent that such service and any summons or other legal process cannot for any reason be effected upon the applicable agent as in this Agreement provided, each of the parties to this Agreement further irrevocably consents to the service of any and all legal process in any such action, suit or proceeding by the mailing of copies of such process in the manner specified in Section 8.4. Nothing in this Section will affect the rights of the Parties to serve legal process in any other manner permitted by law.

9.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York State, United States of America.

9.12 SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of, and be binding on, the Parties and their respective successors and permitted assigns. No Party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other Parties.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

9.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties; provided, however, that either Party providing its signature in such manner shall promptly forward to the other Party an original of the signed copy of this Agreement which was so faxed.

          IN WITNESS WHEREOF the Parties have executed this Agreement.

                                          O2DIESEL  CORPORATION


                                                /s/  Eric  Boehnke
                                                ------------------------------
                                          By:   Eric  Boehnke,  President



                                          AAE TECHNOLOGIES INTERNATIONAL PLC


                                                /s/  Alan  Rae
                                                ------------------------------
                                          By:   Alan  Rae,  COO

SIGNED,  SEALED  &  DELIVERED             |
In  the  presence  of                     |
                                          |
                                          |
/s/ Kevin J. Lavin                        |  /s/ Alan Rae
----------------------------------------- |  -----------------------------------
               Witness                    |              ALAN RAE
                                          |


SIGNED,  SEALED  &  DELIVERED             |
In  the  presence  of:                    |  Quarryside  Ltd.
                                          |
                                          |
                                          |  /s/ Kevin J. Lavin
                                          |  ------------------
/s/  [illegible]                          |  By:Kevin J. Lavin, Attorney-in-Fact
                                          |
----------------------------------------- |  -----------------------------------
               Witness                    |          QUARRYSIDE LTD.
                                          |


SIGNED,  SEALED  &  DELIVERED             |
In  the  presence  of                     |
                                          |
                                          |
/s/ William Hill                          |
----------------------------------        |
[address illegible]                       |   /s/ Anthony Dean-Smith
----------------------------------------- |  -----------------------------------
               Witness                    |         ANTHONY DEAN-SMITH
                                          |

SIGNED,  SEALED  &  DELIVERED             |
In  the  presence  of                     |
                                          |
                                          |
/s/ [illegible]                           |  /s/ David Koontz
----------------------------------------- |  -----------------------------------
               Witness                    |           DAVID KOONTZ
                                          |


SIGNED,  SEALED  &  DELIVERED             |
In  the  presence  of:                    |
                                          |
                                          |
/s/  Kevin  J.  Lavin                     |  /s/  Victoria  Rae
----------------------------------------- |  -----------------------------------
               Witness                    |           VICTORIA RAE


SIGNED,  SEALED  &  DELIVERED             |
In  the  presence  of                     |
                                          |
                                          |
/s/ William Hill                          |
-------------------------------------     |
[address illegible]                       |  /s/ Pauline Dean-Smith
----------------------------------------- |  -----------------------------------
               Witness                    |        PAULINE DEAN-SMITH
                                          |

EXHIBITS
--------

     A         Company's  Bring-Down  Certificate
     B         Seller's  Bring-Down  Certificate
     C         Company's  Corporate  Certificate
     D         Purchaser's  Bring-Down  Certificate
     E         Purchaser's  Corporate  Certificate
     F         Escrow  Agreement
     G         Share  Exchange  Offer  Document
     H         Indemnity  Escrow  Agreement

SCHEDULES
---------

     A         List  of  Sellers  and  Shares  Held
     1.1(56)   Permitted  Liens
     5.2(1)    Authorized Capital and Other Information concerning the Company and the  Subsidiaries
     5.2(6)    Financial  Statements
     5.2(9)    Lease  Premises
     5.2(11)   Company  Material  Contracts
     5.2(14)   Intellectual  Property
     5.2(16)   Undisclosed  Liabilities
     5.2(25)   Bonuses
     5.2(27)   Tax  Filings
     5.2(32)   Brokerage  Fees
     5.3(8)    Purchaser  Material  Contracts
     5.3(11)   Purchaser's  Notices

                                    EXHIBIT A

                        COMPANY'S BRING-DOWN CERTIFICATE

TO:       O2DIESEL  CORPORATION
          BLAKE,  CASSELS  &  GRAYDON  LLP

RE:       SUPPORT AGREEMENT DATED JUNE 17, 2003 (THE "SUPPORT AGREEMENT")

          The undersigned hereby certifies in his capacity as an officer of AAE Technologies International Plc that:

1. there has been no Material Adverse Change in the Company from the date of the Support Agreement to the date hereof;

2. all of the terms and conditions set forth in the Support Agreement to be complied with or performed by the Company at or prior to Closing have been complied with or performed by the undersigned at or prior to Closing; and

     The capitalized terms used herein have the meaning given in the Support Agreement.

          DATED  ________________,  2003.

                                      AAE TECHNOLOGIES INTERNATIONAL PLC


                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                                    EXHIBIT B

                         SELLER'S BRING-DOWN CERTIFICATE

TO:       O2DIESEL  CORPORATION
          BLAKE,  CASSELS  &  GRAYDON  LLP

RE:       SUPPORT  AGREEMENT  DATED  JUNE  17,  2003  (THE "SUPPORT AGREEMENT")

          The undersigned hereby certifies in his capacity as a shareholder of AAE Technologies International plc that:

1. there has been no Material Adverse Change in the Company from the date of the Support Agreement to the date hereof;

2. all of the terms and conditions set forth in the Support Agreement to be complied with or performed by the undersigned at or prior to Closing have been complied with or performed by the undersigned at or prior to Closing; and

3. all representations and warranties set forth in sections 5.1 and 5.2 of the Support Agreement are true and correct on the date hereof.

          The capitalized terms used herein have the meaning given in the Support Agreement.

          DATED  ________________,  2003.

SIGNED, SEALED AND DELIVERED in the         )
presence  of:                               )
                                            )
                                            )
---------------------------                 )
Signature                                   )
                                            )    Signed:
                                            )            -----------------------
                                            )
---------------------------                 )
Name                                        )    Name:
                                            )          -------------------------
                                            )
---------------------------                 )
Address                                     )
                                            )
                                            )
---------------------------                 )
Occupation                                  )

                                    EXHIBIT C

                     CORPORATE CERTIFICATE OF AN OFFICER OF
                       AAE TECHNOLOGIES INTERNATIONAL PLC


TO:       O2DIESEL  CORPORATION
          BLAKE,  CASSELS  &  GRAYDON  LLP

RE:       SUPPORT  AGREEMENT  DATED  JUNE  17, 2003 (THE "SUPPORT AGREEMENT")

          I, Alan Rae, President of AAE Technologies International plc (the "Company"), hereby certify as follows with no personal liability:

1. I have made or caused to be made such examinations or investigations as are, in my opinion, necessary to make these statements, and I have furnished this certificate with the intent that it may be relied upon by the addressees hereof in connection with the above-noted transactions.

2. The Company was incorporated under the laws of the Republic of Ireland on April 14, 2000. A copy of the certificate of incorporation, articles and by-laws of the Company, together with all amendments thereto to the date hereof, are attached as Annex "A" to this Certificate (collectively, the "Constating Documents"). The Constating Documents have not been further amended or supplemented and are in full force and effect and no proceedings have been taken or are pending to further amend, supplement or cancel the Constating Documents.

3. Attached as Annex "B" hereto is a true and complete copy of resolutions duly passed by the directors of the Company on the dates set forth therein, which resolutions are now in full force and effect, unamended.

4. The persons named below are duly elected or appointed directors and officers of the Company holding the office(s) set forth opposite their respective names, and the signatures set forth opposite their respective names are true specimens of the signatures of the directors and officers of the Company who have executed and delivered, or are expected to execute and deliver, on behalf of the Company, all documents required in connection with the above-noted transactions. The addressees hereby may conclusively rely upon this certificate as to the names and signatures of the officers and directors of the Company until they receive a further certificate of an officer of the Company cancelling or amending this certificate and submitting the names and signatures of the officers and directors named in such further certificate.

NAME                    POSITION                     SIGNATURE
----                    --------                     ---------

Anthony  Dean-Smith     Chairman and
                        Chief  Executive  Officer    ---------------------------

Alan  Rae               Chief  Operating  Officer
                                                     ---------------------------

Ciaran  Desmond         Secretary
                                                     ---------------------------

          DATED  _______________,  2003


                                                 -------------------------------
                                                 Alan  Rae

                                    ANNEX "A"
                                  TO EXHIBIT C

            CONSTATING DOCUMENT OF AAE TECHNOLOGIES INTERNATIONAL PLC

                                    ANNEX "B"
                                  TO EXHIBIT C

                RESOLUTIONS OF AAE TECHNOLOGIES INTERNATIONAL PLC

                                    EXHIBIT D

                       PURCHASER'S BRING-DOWN CERTIFICATE


TO:  THE SHAREHOLDERS OF AAE TECHNOLOGIES INTERNATIONAL PLC

RE:  SUPPORT AGREEMENT DATED JUNE 17, 2003 (THE "SUPPORT AGREEMENT")

     The undersigned officer of O2Diesel Corporation (the "Purchaser") hereby certifies for and on behalf of the Corporation without personal liability that:

1. all of the terms and conditions set forth in the Support Agreement to be complied with or performed by the Purchaser at or prior to Closing have been complied with or performed by the Corporation at or prior to Closing; and

2. there has been no Material Adverse Change in the Purchaser from the date of the Purchase Agreement to the date hereof;

3. all representations and warranties set forth in section 5.3 of the Support Agreement are true and correct on the date hereof.

     The capitalized terms used herein have the meaning given in the Support Agreement.

     DATED  __________________,  2003.

                                          O2DIESEL  CORPORATION


                                          By:
                                              ----------------------------------

                                          Name:
                                              ----------------------------------

                                          Title:
                                              ----------------------------------

                                    EXHIBIT E

                        PURCHASER'S CORPORATE CERTIFICATE

                          CERTIFICATE OF AN OFFICER OF
                              O2DIESEL CORPORATION


TO:       THE  SHAREHOLDERS  OF  AAE  TECHNOLOGIES  INTERNATIONAL  PLC


RE:       SUPPORT  AGREEMENT  DATED  JUNE  17,  2003

          I, Eric Boehnke, Director, President and Secretary of O2Diesel Corporation (the "Corporation"), hereby certify for and on behalf of the Corporation without personal liability that:

1. I have made or caused to be made such examinations or investigations as are, in my opinion, necessary to make these statements, and I have furnished this certificate with the intent that it may be relied upon by the addressees hereof in connection with the above-noted transactions.

2. The Corporation was incorporated under the laws of the State of Washington on April 10, 2000 and is validly subsisting thereunder.

3. Attached as Annex "A" hereto is a true and complete copy of resolutions duly passed by the directors of the Corporation on the dates set forth therein, which resolutions are now in full force and effect, unamended.

4. The persons named below are duly elected or appointed directors and officers of the Corporation holding the office(s) set forth opposite their respective names, and the signatures set forth opposite their respective names are true specimens of the signatures of the directors and officers of the Corporation who have executed and delivered, or are expected to execute and deliver, on behalf of the Corporation, all documents required in connection with the above-noted transactions. The addressees hereby may conclusively rely upon this certificate as to the names and signatures of the officers and directors of the Corporation until they receive a further certificate of an officer of the Corporation cancelling or amending this certificate and submitting the names and signatures of the officers and directors named in such further certificate.


NAME              POSITION                             SIGNATURE
----              --------                             ---------

Eric  Boehnke     President  and  Secretary
                                                     ---------------------------


               DATED  _________________,  2003.

                                          O2DIESEL  CORPORATION

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                    ANNEX "A"
                                  TO EXHIBIT E

                       RESOLUTIONS OF O2DIESEL CORPORATION

                                    EXHIBIT F

                                ESCROW AGREEMENT

                                    EXHIBIT G

                          SHARE EXCHANGE OFFER DOCUMENT

                                    EXHIBIT H

                           INDEMNITY ESCROW AGREEMENT

                                   SCHEDULE A
                         LIST OF SELLERS AND SHARES HELD



     SELLER               ORDINARY SHARES                   OPTIONS
--------------------------------------------------------------------------------
Quarryside Ltd.                4,449,500                           3,200,000
Alan Rae                               0                                   0
Victoria Rae                           *                                   0
Anthony Dean-Smith             9,307,591                           7,053,333
Pauline Dean-Smith               368,819                                   0


* It is anticipated that prior to the closing, Quarryside Ltd. will exercise the options held by it for the benefit of Victoria Rae and that the shares issued upon exercise of those options will be held by Victoria Rae.

                            COMPANY DISCLOSURE LETTER

                                  June 17, 2003

     The following Schedule 1.1(56) and Schedules 5.2(1) - 5.2(32) are AAE Technologies International PLC's, a corporation governed by the laws of the Republic of Ireland (the "Company"), Schedules to the to the Support Agreement by and among Dynamic Ventures, Inc., a corporation governed by the laws of the state of Washington (the "Purchaser"), the Shareholders of the Company (individually, a "Seller and, collectively, the "Sellers"), and the Company dated as of the date hereof (the "Agreement"). Unless otherwise stated, all statements made herein are made as of the date of the execution of the Agreement, and capitalized terms used but not otherwise defined herein have the meanings given to them in the Agreement.

     The disclosure in any Section of these Schedules qualifies (a) the corresponding Section of the Agreement and (b) the other sections of the Agreement only to the extent that that such disclosure fairly and logically relates to such other sections.

     In some instances and in some respects, these Schedules provide information not strictly called for by the Agreement. Such information is provided where it was thought helpful and no implication should be drawn that such information is necessarily material or is otherwise required to be disclosed or that the inclusion of such information establishes or implies any standard set forth in the Agreement.

     The information in these Schedules is not intended to be, nor shall it be construed to be, a representation or warranty by the Company independent of the representations and warranties of the Company set forth in Section 5.2 of the Agreement. Capitalized terms used herein without definition have the respective meanings given to them in the Agreement.

                                SCHEDULE 1.1(56)

                                Permitted Liens
                                ---------------

1. Security Lien in favor of Dynamic Touch Ltd. (Holder) or order at Nominee - C/O Randall J. Latham, Esq., Latham & Associates, 28562 Oso Parkway, Suite D, California 92688. On March 18, 2003 Dynamic Touch Ltd. loaned US $50,000 to AAE Technologies International Plc (Maker).

2. Security Lien in favor of Dynamic Touch Ltd. (Holder) or order at Nominee - C/O Randall J. Latham, Esq., Latham & Associates, 28562 Oso Parkway, Suite D, California 92688. On March 31, 2003 Dynamic Touch Ltd. loaned US $950,000 to AAE Technologies International Plc (Maker).

                                                        SCHEDULE 5.2(1)
                                             Authorized Capital and Other Information
                                           Concerning the Company and the Subsidiaries
                                           -------------------------------------------

NAME                                  AAE TECHNOLOGIES                           AAE                      AAE TECHNOLOGIES

                                     INTERNATIONAL PLC                    TECHNOLOGIES, INC.                HOLDINGS PLC
                               ------------------------------       -------------------------------------------------------------
AUTHORIZED SHARES
Ordinary A Shares                                      38,100
Ordinary  Shares                                  500,000,000                            1,500,000                    100,000,000

OUTSTANDING SHARES
Ordinary A Shares                                        None
Ordinary  Shares                                   73,004,848                                1,000                     47,513,754

OUTSTANDING OPTIONS/                               25,159,101               10% of Ordinary Shares                           None
WARRANTS
COUNTRY INCORPORATED                                  Ireland              United States (Delaware)                 Great Britain

QUALIFIED TO DO BUSINESS                              Ireland              United States (Delaware)                 Great Britain

DIRECTORS                                  Anthony Dean-Smith    1         Anthony Dean Smith - Chm      Anthony Dean Smith - Chm
                          a.                         Alan Rae    2                         Alan Rae                  William Hill
                                               Ciaran Desmond    3
                                            Heinrich Rethwilm    4

DIRECTOR
SHAREHOLDINGS             b.                        9,307,591    1                            None                           None
                          a.                        4,449,500    2
                                                      300,000    3
                                                         None    4

OFFICERS                       Anthony Dean-Smith - Chm & CEO       Anthony Dean-Smith - Chairman   Anthony Dean-Smith - Chairman
                                               Alan Rae - COO       Alan Rae - President & COO           William Hill - Secretary
                                   Ciaran Desmond - Secretary       David Koontz- CFO
                                                                    Kevin Lavin - Secretary



                                       AAE                    AAE (RESEARCH AND
NAME                                                            DEVELOPMENT)
                              TECHNOLOGIES LIMITED                 LIMITED
                          ----------------------------------------------------------
AUTHORIZED SHARES
Ordinary A Shares
Ordinary  Shares                             10,000,000                      100,000

OUTSTANDING SHARES
Ordinary A Shares
Ordinary  Shares                              GBP 1,000                            2

OUTSTANDING OPTIONS/                               None
WARRANTS
COUNTRY INCORPORATED                      Great Britain                      Ireland

QUALIFIED TO DO BUSINESS                  Great Britain                      Ireland

DIRECTORS                      Anthony Dean Smith - Chm     Anthony Dean Smith - Chm
                                                                            Alan Rae
                                                                      Ciaran Desmond


DIRECTOR
SHAREHOLDINGS                                      None                         None


OFFICERS                  Anthony Dean-Smith - Chairman     Anthony Dean Smith - Chm
                               William Hill - Secretary   Ciaran Desmond - Secretary

a. Held in A. Rae Trust -
Quarryside Ltd.

b. Shares  held by
Anthony Dean-Smith
only and not by family
members.

                                 SCHEDULE 5.2(6)

                              Financial Statements
                              --------------------







                       AAE TECHNOLOGIES INTERNATIONAL PLC

                              FINANCIAL STATEMENTS

                              FOR THE PERIOD ENDED

                                30 SEPTEMBER 2001





                    COMPANY REGISTRATION NUMBER 327106 (EIRE)

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                              FINANCIAL STATEMENTS

                PERIOD FROM 14 OCTOBER 2000 TO 30 SEPTEMBER 2001



     CONTENTS                                                             PAGE

     Officers  and  professional  advisers                                 1

     The  directors'  report                                               2

     Independent  auditors'  report  to  the  shareholders                 4

     Profit  and  loss  account                                            6

     Group  balance  sheet                                                 7

     Balance  sheet                                                        8

     Group  cash  flow                                                     9

     Notes  to  the  financial  statements                                10

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                       OFFICERS AND PROFESSIONAL ADVISERS

THE  BOARD  OF  DIRECTORS              Mr  A  Dean-Smith
                                       Mr  A  Rae
                                       Mr  P  Shapiro
                                       Mr  C  Desmond

COMPANY  SECRETARY                     Mr  C  Desmond

REGISTERED  OFFICE                     The  Arch
                                       Father  Matthew  Quay
                                       Cork
                                       Eire

AUDITORS                               PRB  Martin  Pollins
                                       Chartered  Accountants
                                       &  Registered  Auditors
                                       4/5  Bridge  Road  Business  Park
                                       Bridge  Road
                                       Haywards  Heath
                                       West  Sussex
                                       RH16  1TX

BANKERS                                Ulster  Bank  Ireland  Limited
                                       PO  Box  145
                                       33  College  Green
                                       Dublin  2
                                       Eire

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                              THE DIRECTORS' REPORT

                PERIOD FROM 14 OCTOBER 2000 TO 30 SEPTEMBER 2001

The directors present their report and the financial statements of the group for the period from 14 October 2000 to 30 September 2001.

PRINCIPAL ACTIVITIES AND BUSINESS REVIEW

The principal activity of the company during the year was that of a holding company. On 26th October 2000, the company changed its name from Millingham Limited to AAE Technologies International Limited and on 5th December 2000 it re-registered as a public company.

The principal activities of the group's subsidiaries are as follows:

     -    AAE Holdings Plc - intermediate holding company
     - AAE Technologies Limited - the development and marketing of proprietary fuel additive technologies for the international motor fuel market.
     -    AAE (Research and Development) Limited - non trading

RESULTS  AND  DIVIDENDS

The trading results for the period, and the group's financial position at the end of the period are shown in the attached financial statements. The directors are unable to recommend a dividend. The deficit for the period amounting to 437,904 Pounds will be carried forward to the following year.

THE  DIRECTORS  AND  THEIR  INTERESTS

The directors who served the company during the period together with their beneficial and family interests in the shares of the company were as follows:

                                       AT 30 SEPTEMBER 2001   AT 14 OCTOBER 2000

MR  A  DEAN-SMITH
'A'  Ordinary  shares  of  1 Euro each                    -                    1
Ordinary  shares  of  $1  each                            -               16,499
Ordinary  shares  of  $0.01  each                 7,265,385                    -
MR  A  RAE                                                                     -
'A'  Ordinary  shares  of  1 Euro each                    -                    1
Ordinary  shares  of  $1  each                            -               16,498
Ordinary  shares  of  $0.01  each                 4,449,500                    -
MR  P  SHAPIRO
Ordinary  shares  of  $0.01  each                   244,677                    -
MR  C  DESMOND
Ordinary  shares  of  $0.01  each                   200,000                    -
                                                  =========             ========

FIXED  ASSETS

The movements in fixed assets are recorded in the notes to the financial statements.

SAFETY,  HEALTH  AND  WELFARE  ACT  1989

The company is taking the necessary action to ensure compliance with the Act, including the adoption of a safety statement.

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                              THE DIRECTORS' REPORT

                PERIOD FROM 14 OCTOBER 2000 TO 30 SEPTEMBER 2001

DIRECTORS'  RESPONSIBILITIES

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the group at the end of the period and of the group's profit or loss for the period then ended.

In preparing those financial statements, the directors are required to:

     select suitable accounting policies, as described on page 10, and then apply them consistently;

     make  judgements  and  estimates  that  are  reasonable  and  prudent;

     state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and

     prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the group and to enable them to ensure that the financial statements comply with the Companies Act, 1963 to 1999. The directors are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

POLICY  ON  THE  PAYMENT  OF  CREDITORS

The group's policy for the year to 30th September 2002 for all suppliers is to fix terms of payment when agreeing the terms of each business transaction, to ensure the supplier is aware of those terms and to abide by the agreed terms of payment. The creditor payment days outstanding for the group at 30th September 2001 were 158 days.

POST  BALANCE  SHEET  EVENTS

After the year-end, the company issued a further 24,181,038 shares for a total consideration of 1,586,786 Euros.

AUDITORS

During the period, the auditors, PRB Martin Pollins were appointed and will continue in office in accordance with section 160(2) of the Companies Act 1963, subject to shareholder approval at the Annual General Meeting.

Registered  office:                Signed  on  behalf  of  the  directors

The  Arch
Father  Matthew  Quay              "Anthony  Dean-Smith"
Cork
Eire                               MR  A  DEAN-SMITH
                                   Director

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                INDEPENDENT AUDITORS' REPORT TO THE SHAREHOLDERS

                PERIOD FROM 14 OCTOBER 2000 TO 30 SEPTEMBER 2001

We have audited the financial statements on pages 6 to 16 which have been prepared under the historical cost convention and the accounting policies set out on page 10.

RESPECTIVE RESPONSIBILITIES OF THE DIRECTORS AND THE AUDITORS

As described on page 3, the group and company's directors are responsible for the preparation of the financial statements in accordance with applicable law and Irish Accounting Standards.

It is our responsibility to audit the financial statements in accordance with relevant legal and regulatory requirements and Auditing Standards promulgated by the Auditing Practices Board in Ireland and the United Kingdom.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Acts. We also report to you whether in our opinion: proper books of account have been kept by the group and company; whether, at the balance sheet date, there exists a financial situation requiring the convening of an extraordinary general meeting of the company; and whether the information given in the directors' report is consistent with the financial statements. In addition, we state whether we have obtained all the information and explanations necessary for the purposes of our audit and whether the group and company's balance sheet and its profit and loss account are in agreement with the books of account.

We report to the shareholders if, in our opinion, any information specified by law regarding directors' remuneration and directors' transactions is not given and, where practicable, include such information in our report.

We read the directors' report and consider the implications for our report if we become aware of any apparent misstatements within it.

BASIS  OF  AUDIT  OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the group's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                PERIOD FROM 14 OCTOBER 2000 TO 30 SEPTEMBER 2001

OPINION

In our opinion the financial statements give a true and fair view of the state of affairs of the group and company as at 30 September 2001 and of its loss for the period then ended, and have been properly prepared in accordance with the Companies Acts 1963 to 1999.

We have obtained all the information and explanations we consider necessary for the purposes of our audit. In our opinion proper books of account have been kept by the group and company. The financial statements are in agreement with the books of account. In our opinion the information given in the directors' report on pages 2 to 3 is consistent with the financial statements.

The net assets of the company, as stated in the balance sheet on page 8 are more than half of the amount of its called up share capital and in our opinion, on that basis there did not exist at 30 September 2001 a financial situation which under Section 40(1) of the Companies (Amendment) Act 1983 may require the convening of an extraordinary general meeting of the company.



4/5  Bridge  Road  Business  Park                PRB  MARTIN  POLLINS
Bridge  Road                                     Chartered  Accountants
Haywards  Heath                                  &  Registered  Auditors
West  Sussex
RH16  1TX

                                                                          PAGE 6

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                            PROFIT AND LOSS ACCOUNT

                PERIOD FROM 14 OCTOBER 2000 TO 30 SEPTEMBER 2001

                                                           Period from   Period from
                                                           14 Oct 00 to  14 Apr 00 to
                                                    Note     30 Sep 01     13 Oct 00
                                                               Euro          Euro
GROUP TURNOVER                                        2         3,443              -

Cost of sales                                                    (550)             -
                                                             ---------        -------
GROSS PROFIT                                                    2,893              -

Administrative expenses                                      (469,311)             -
                                                             ---------        -------
OPERATING LOSS                                        3      (466,418)             -

Interest receivable                                               561              -
Interest payable                                      6       (13,024)             -
                                                             ---------        -------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                  (478,881)             -

Tax on loss on ordinary activities                                -                -
                                                             ---------        -------
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION                   (478,881)             -

Minority interests                                             40,977              -
                                                             ---------        -------
LOSS ATTRIBUTABLE TO MEMBERS OF THE PARENT COMPANY    7      (437,904)             -
                                                             ---------        -------
LOSS FOR THE FINANCIAL PERIOD                                (437,904)             -
                                                             ========         =======

  The company has no recognised gains or losses other than the results for the period as set out above.

        All of the activities of the company are classed as continuing.

        The company has taken advantage of section 3(2) of the Companies (Amendment) Act 1986 not to publish its own Profit and Loss Account.

These  financial  statements  were  approved  by the directors on the . . . . ., and are signed  on  their  behalf  by:

MR  A  DEAN-SMITH
Director


      THE NOTES ON PAGES 10 TO 16 FORM PART OF THESE FINANCIAL STATEMENTS.

                                                                          PAGE 7

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                              GROUP BALANCE SHEET

                                30 SEPTEMBER 2001

                                            NOTE             30 SEP 01                13 Oct 00
                                                         Euro         Euro        Euro          Euro
FIXED ASSETS
Intangible assets                             8                     890,276                         -
Tangible assets                               9                      26,635                         -
                                                                   ---------                  --------
                                                                    916,911                         -

CURRENT ASSETS
Debtors                                      11         43,292                   28,042
Cash at bank                                            13,882                    9,346
                                                      ---------                 --------
                                                        57,174                   37,388
CREDITORS: AMOUNTS FALLING DUE
WITHIN ONE YEAR                              12       (990,047)                       -
                                                      ---------                 --------
NET CURRENT (LIABILITIES)/ASSETS                                   (932,873)                   37,388
                                                                   ---------                  --------
TOTAL ASSETS LESS CURRENT LIABILITIES                               (15,962)                   37,388

MINORITY INTERESTS                                                   50,123                         -
                                                                   ---------                  --------
                                                                     34,161                    37,388
                                                                   =========                  ========

CAPITAL AND RESERVES
Called-up equity share capital               13                     472,065                    37,388
Profit and Loss Account                      14                    (437,904)                        -
                                                                   ---------                  --------
SHAREHOLDERS' FUNDS                          15                      34,161                    37,388
                                                                   =========                  ========

These  financial  statements  were  approved  by the directors on the . . . . ., and are signed  on  their  behalf  by:

MR  A  DEAN-SMITH
Director


      THE NOTES ON PAGES 10 TO 16 FORM PART OF THESE FINANCIAL STATEMENTS.

                                                                          PAGE 8

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                                  BALANCE SHEET

                                30 SEPTEMBER 2001

                                            NOTE             30 SEP 01                13 Oct 00
                                                         Euro         Euro        Euro          Euro
FIXED ASSETS
Investments                                  10                     472,065                         2

CURRENT ASSETS
Debtors                                      11              -                   28,042
Cash at bank                                                 -                    9,346
                                                         ------                 --------
                                                             -                   37,388
CREDITORS: AMOUNTS FALLING DUE
WITHIN ONE YEAR                              12              -                       (2)
                                                         ------                 --------
NET CURRENT ASSETS                                                        -                    37,386
                                                                   ---------                  --------
TOTAL ASSETS LESS CURRENT LIABILITIES                               472,065                    37,388
                                                                   =========                  ========
CAPITAL AND RESERVES
Called-up equity share capital               13                     472,065                    37,388
                                                                   ---------                  --------
SHAREHOLDERS' FUNDS                                                 472,065                    37,388
                                                                   =========                  ========

These financial statements were approved by the directors on the , and are signed on their behalf by:

MR  A  DEAN-SMITH
Director


      THE NOTES ON PAGES 10 TO 16 FORM PART OF THESE FINANCIAL STATEMENTS.

                                                                          PAGE 9

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                                GROUP CASH FLOW

                PERIOD FROM 14 OCTOBER 200 TO 30 SEPTEMBER 2001

                                                           Period from              Period from
                                                           14 Oct 00 to             14 Apr 00 to
                                            Note             30 Sep 01                13 Oct 00
                                                         Euro         Euro        Euro          Euro
NET CASH OUTFLOW FROM
OPERATING ACTIVITIES                         16                    (701,240)                  (28,042)
RETURNS ON INVESTMENTS AND
SERVICING OF FINANCE
Interest received                                          561                        -
Interest paid                                          (13,024)                       -
                                                       --------                 --------
NET CASH OUTFLOW FROM RETURNS
ON INVESTMENTS AND SERVICING OF
FINANCE                                                             (12,463)                        -

ACQUISITIONS AND DISPOSALS
Cash acquired with subsidiaries                         12,500                        -
                                                       --------                 --------
NET CASH INFLOW FROM
ACQUISITIONS AND DISPOSALS                                           12,500                         -
                                                                   ---------                  --------
CASH OUTFLOW BEFORE FINANCING                                      (701,203)                  (28,042)

FINANCING
Issue of equity share capital                                -                   37,388
                                                       --------                 --------
NET CASH INFLOW FROM FINANCING                                            -                    37,388
                                                                   ---------                  --------
(DECREASE)/INCREASE IN CASH                  17                    (701,203)                    9,346
                                                                   =========                  ========


      THE NOTES ON PAGES 10 TO 16 FORM PART OF THESE FINANCIAL STATEMENTS.

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                        NOTES TO THE FINANCIAL STATEMENTS

                PERIOD FROM 14 OCTOBER 2000 TO 30 SEPTEMBER 2001

1.   ACCOUNTING  POLICIES

     BASIS  OF  ACCOUNTING

     The financial statements have been prepared under the historical cost convention, and in accordance with applicable accounting standards.

     BASIS  OF  CONSOLIDATION

     The consolidated accounts incorporate the accounts of the company and all group undertakings. These are adjusted, where appropriate, to conform to group accounting policies. Acquisitions are accounted for under the acquisition method and goodwill on consolidation is capitalised and written off over five years from the year of acquisition. The results of companies acquired or disposed of are included in the profit and loss account after or up to the date that control passes respectively. As a consolidated profit and loss account is published, a separate profit and loss account for the parent company is omitted from the group accounts by virtue of section  3(2)(3)  of  the  Companies  (Amendment)  Act  1986.

     FOREIGN  CURRENCIES

     Assets and liabilities in foreign currencies are translated into euros at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are translated into euros at the rate of exchange ruling at the date of the transaction. Exchange differences are taken into account in arriving at the operating profit.

     AMORTISATION

     Amortisation is calculated so as to write off the cost of an asset, less its estimated residual value, over the useful economic life of that asset as follows:

     Intellectual  property  -  over  the  life  of  the  rights
     Goodwill  on  consolidation  -  5  years  straight  line

     DEPRECIATION

     Depreciation is calculated so as to write off the cost of an asset, less its estimated residual value, over the useful economic life of that asset as follows:

     Office  equipment  -  33.33%  reducing  balance  basis

2.   TURNOVER

     The turnover and loss before tax are attributable to the principal activity of the group.

     An  analysis  of  turnover  is  given  below:

                                                            Period from        Period from
                                                            14 Oct 00 to       14 Apr 00 to
                                                              30 Sep 01         13 Oct 00
                                                                Euro               Euro
     United Kingdom                                               3,443                  -
                                                                 =======         ==========

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                        NOTES TO THE FINANCIAL STATEMENTS

                PERIOD FROM 14 OCTOBER 2000 TO 30 SEPTEMBER 2001


3.   OPERATING  LOSS

     The group operating loss is stated after charging:

                                                            Period from              Period from
                                                            14 Oct 00 to             14 Apr 00 to
                                                              30 Sep 01                13 Oct 00
                                                                Euro                     Euro
     Amortisation                                                58,733                        -
     Depreciation                                                13,318                        -
     Operating lease costs:
     Vehicles                                                     3,989                        -
     Auditors remuneration                                        5,000                        -
                                                                ========                =========

4.   PARTICULARS  OF  EMPLOYEES

     The aggregate payroll costs to the Group were:

                                                            Period from              Period from
                                                            14 Oct 00 to             14 Apr 00 to
                                                              30 Sep 01                13 Oct 00
                                                                Euro                     Euro
     Wages and salaries                                          60,447                        -
     Social welfare costs                                         8,719                        -
                                                                --------                ---------
                                                                 69,166                        -
                                                                ========                =========

     The average number of staff employed by the group during the financial period amounted to 4.

5.   DIRECTORS'  EMOLUMENTS

     The directors' aggregate emoluments in respect of qualifying services to the Group were:

                                                            Period from              Period from
                                                            14 Oct 00 to             14 Apr 00 to
                                                              30 Sep 01                13 Oct 00
                                                                Euro                     Euro
     Emoluments payable                                          60,447                        -
                                                                ========                =========

6.   INTEREST  PAYABLE

                                                            Period from              Period from
                                                            14 Oct 00 to             14 Apr 00 to
                                                              30 Sep 01                13 Oct 00
                                                                Euro                     Euro
Interest payable on group bank borrowing                         13,024                        -
                                                                ========                =========

7.   LOSS  ATTRIBUTABLE  TO  MEMBERS  OF  THE  PARENT  COMPANY

     The profit dealt with in the accounts of the parent company was Nil Euros.

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                        NOTES TO THE FINANCIAL STATEMENTS

                PERIOD FROM 14 OCTOBER 2000 TO 30 SEPTEMBER 2001

8.   INTANGIBLE  FIXED  ASSETS

                            INTELLECTUAL   GOODWILL ON
     GROUP                    PROPERTY    CONSOLIDATION   TOTAL
                                EURO          EURO        EURO
     COST
     Additions                   389,612        559,397  949,009
                            ------------  -------------  -------

     AT 30 SEPTEMBER 2001        389,612        559,397  949,009
                            ============  =============  =======

     AMORTISATION
     Charge for the period        12,100         46,633   58,733
                            ------------  -------------  -------

     AT 30 SEPTEMBER 2001         12,100         46,633   58,733
                            ============  =============  =======

     NET BOOK VALUE
     AT 30 SEPTEMBER 2001        377,512        512,764  890,276
                            ============  =============  =======


9.   TANGIBLE  FIXED  ASSETS

     GROUP                  OFFICE EQUIPMENT
                                  EURO
     COST
     Additions                        39,953
                            ----------------

     AT 30 SEPTEMBER 2001             39,953
                            ================

     DEPRECIATION
     Charge for the period            13,318
                            ----------------
     AT 30 SEPTEMBER 2001             13,318
                            ================

     NET BOOK VALUE
     AT 30 SEPTEMBER 2001             26,635
                            ================

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                        NOTES TO THE FINANCIAL STATEMENTS

                PERIOD FROM 14 OCTOBER 2000 TO 30 SEPTEMBER 2001

10.  INVESTMENTS

                                                     GROUP
     COMPANY                                       COMPANIES
                                                     EURO
     COST
     Additions                                       472,065
                                                   ---------

     At 30 September 2001                            472,065
                                                   =========

     NET BOOK VALUE
     AT 30 SEPTEMBER 2001                            472,065
                                                   =========


     The above investment relates to a 90.52% shareholding in AAE Holdings Plc and its subsidiary undertaking, AAE Technologies Limited. Both companies are registered in England. AAE Holdings Plc is an intermediate holding company and AAE Technologies Limited develops and markets proprietary fuel additive technologies for the international motor fuel market. The company also has a 100% shareholdings in AAE (Research and Development) Limited, a non-trading company registered in the Republic of Ireland.

11.  DEBTORS

                                               GROUP                COMPANY
                                       30 SEP 01  13 Oct 00  30 SEP 01  13 Oct 00
                                         EURO       Euro       EURO       Euro
     Trade debtors                         7,055          -          -          -
     Other debtors                        36,237          -          -          -
     Called up share capital not paid          -     28,042          -     28,042
                                       ---------  ---------  ---------  ---------

                                          43,292     28,042          -     28,042
                                       =========  =========  =========  =========

12.  CREDITORS:  AMOUNTS  FALLING  DUE  WITHIN  ONE  YEAR

                                           GROUP               COMPANY
                                   30 SEP 01  13 Oct 00  30 SEP 01  13 Oct 00
                                     EURO       Euro       EURO       Euro
     Bank overdraft                  705,739          -          -          -
     Trade creditors                 191,623          -          -          -
     Taxation and social welfare       6,535          -          -          -
     Other creditors                  83,730          2          -          2
     Accruals and deferred income      2,420          -          -          -
                                   ---------  ---------  ---------  ---------

                                     990,047          2          -          2
                                   =========  =========  =========  =========

     The bank overdraft is secured by a personal guarantees.

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                        NOTES TO THE FINANCIAL STATEMENTS

                PERIOD FROM 14 OCTOBER 2000 TO 30 SEPTEMBER 2001

13.  SHARE  CAPITAL

     AUTHORISED  SHARE  CAPITAL:

                                                30 SEP 01   13 Oct 00
                                                   EURO        Euro
     'A' Ordinary Shares of Euro1 each              38,100           2
                                                ==========  ==========


                                                $           $
     100,000 Ordinary Shares of $1 each                  -     100,000
     500,000,000 Ordinary Shares of $0.01 each   5,000,000           -
                                                ==========  ==========

     ALLOTTED  AND  CALLED  UP:

                                              30 SEP 01         13 Oct 00
                                           NO.        EURO     No.     Euro
     'A' Ordinary Shares of Euro1 each           -         -       2        2
                                        ==========  ========  ======  =======


                                        NO.         $         No.     $
     Ordinary Shares of $1 each                  -         -  33,000   33,000
     Ordinary Shares of $0.01 each      43,008,772   430,088       -        -
                                        ==========  ========  ======  =======

     At  the  year-end,  the  following  share  options  had  been  granted:

        ISSUE         NUMBER OF     EXERCISE  PERIOD OF
        DATE       ORDINARY SHARES   PRICE    EXERCISE

        14/7/2001        2,800,000        5p    5 years
        14/7/2001           75,000       10p    5 years
        14/7/2001          850,000       15p    5 years
        14/7/2001          150,000       25p    5 years
        14/7/2001        2,500,000       29p    5 years
        14/7/2001        7,425,435       30p    5 years
        14/7/2001        4,800,000       40p    5 years
                   ---------------
                        18,600,435
                   ===============

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                        NOTES TO THE FINANCIAL STATEMENTS

                PERIOD FROM 14 OCTOBER 2000 TO 30 SEPTEMBER 2001

14.  RESERVES

                                                               PROFIT AND
     GROUP                                                    LOSS ACCOUNT
                                                                  EURO
     Loss for the period                                          (437,904)
                                                              -------------
     Balance carried forward                                      (437,904)
                                                              =============


15.  RECONCILIATION  OF  MOVEMENTS  IN  SHAREHOLDERS'  FUNDS

                                          30 SEP 01   13 Oct 00
                                             EURO       Euro
     Loss for the financial period         (437,904)          -
     New equity share capital subscribed    434,677      37,388
                                          ----------  ---------
     Net addition to funds                   (3,227)     37,388
     Opening shareholders' equity funds      37,388           -
                                          ----------  ---------
     Closing shareholders' equity funds      34,161      37,388
                                          ==========  =========


16.  RECONCILIATION  OF  OPERATING  LOSS  TO  NET  CASH  OUTFLOW  FROM OPERATING
     ACTIVITIES

                                                  PERIOD FROM    Period from
                                                 14 OCT 00 TO   14 Apr 00 to
                                                   30 SEP 01      13 Oct 00
                                                     EURO           Euro
     Operating loss                                  (466,418)             -
     Amortisation                                      58,733              -
     Depreciation                                      13,318              -
     Decrease in debtors                                8,807        (28,042)
     Decrease in creditors                           (315,680)             -
                                                 -------------  -------------
     Net cash outflow from operating activities      (701,240)       (28,042)
                                                 =============  =============



17.  RECONCILIATION  OF  NET  CASH  FLOW  TO  MOVEMENT  IN  NET  DEBT

                                                30 SEP 01   13 Oct 00
                                                   EURO       Euro
     (Decrease)/Increase in cash in the period   (701,203)      9,346
                                                ----------  ---------
     Movement in net debt in the period          (701,203)      9,346
                                                ==========  =========
     Net funds at 14 Oct 00                         9,346           -
                                                ----------  ---------
     Net debt at 30 Sep 01                       (691,857)      9,346
                                                ==========  =========

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                        NOTES TO THE FINANCIAL STATEMENTS

                PERIOD FROM 14 OCTOBER 2000 TO 30 SEPTEMBER 2001


18.  ANALYSIS  OF  CHANGES  IN  NET  DEBT

                               AT 14 OCT               AT 30 SEP
                                 2000     CASH FLOWS      2001
                                 EURO        EURO         EURO
     Net cash:
     Cash in hand and at bank      9,346       4,536      13,882
     Overdrafts                        -    (705,739)   (705,739)
                               ---------  -----------  ----------
     Net debt                      9,346    (701,203)   (691,857)
                               =========  ===========  ==========

19.  POST  BALANCE  SHEET  EVENTS

     After the year-end, the company issued a further 24,181,038 shares for a total consideration of Euro1,586,786.

AAE GROUP CONSOLIDATED PROFIT AND LOSS ACCOUNT

                                                      FOR THE PERIOD     FOR THE FIFTEEN    FOR THE THREE
                                                     FROM 14 OCT 2000     MONTH PERIOD      MONTH PERIOD
                                                            TO                ENDED             ENDED
                                                       30 SEPTEMBER        31 DECEMBER        31 MARCH
                                                           2001               2002              2003
                                                                            UNAUDITED         UNAUDITED
                                             NOTES          $                   $                 $
     Turnover                                   2.              3,137             50,701                0

     Cost of sales                                               (500)           (64,505)            (882)

                                                    ------------------------------------------------------
     Gross profit                                               2,637            (13,804)            (882)

     Operating expenses                                      (427,580)        (2,401,313)        (383,185)

                                                    ------------------------------------------------------
     Operating profit/(loss)                    3.           (424,943)        (2,415,117)        (384,067)

     Other operating income                                                      249,983            2,403
                                                    ------------------------------------------------------
                                                             (424,943)        (2,165,134)        (381,664)

     Interest receivable                                          511              9,388               34
     Interest payable                            6            (11,866)           (60,675)         (14,741)

                                                    ------------------------------------------------------
     Profit/(loss) before taxation                           (436,298)        (2,216,421)        (396,371)

     Tax on loss on ordinary activities                             0             39,080                0

                                                    ------------------------------------------------------
     Profit/(loss) after taxation                            (436,298)        (2,177,341)        (396,371)

     Minority Interest                                         37,333             79,955            9,536

     Loss attributable to members of the
                                                    ------------------------------------------------------
     parent company                                          (398,965)        (2,097,386)        (386,835)
                                                    ------------------------------------------------------

                                                    ------------------------------------------------------
    Loss for the financial period                            (398,965)        (2,097,386)        (386,835)
                                                    ------------------------------------------------------


AAE GROUP CONSOLIDATED BALANCE SHEET

                                                        AS AT              AS AT              AS AT
                                                    30 SEPTEMBER        31 DECEMBER         31 MARCH
                                                        2001               2002                2003
                                                                         UNAUDITED          UNAUDITED
                                                          $                  $                  $
FIXED ASSETS
Intangible assets                          7.            811,112            650,627          619,330
Tangible assets                            8.             24,267             26,208           24,115
                                               ------------------------------------------------------
                                                         835,379            676,835          643,445

CURRENT ASSETS
Debtors                                    9.             39,244             97,849          199,677
Cash at bank                                              12,846            119,296        1,013,714
                                               ------------------------------------------------------
                                                          52,090            217,145        1,213,391

CREDITORS (AMOUNTS FALLING DUE WITHIN
ONE YEAR)                                 10.           (902,012)        (1,499,360)      (2,677,030)
                                               ------------------------------------------------------

NET CURRENT LIABILITIES                                 (849,922)        (1,282,215)      (1,463,639)

TOTAL ASSETS LESS CURRENT LIABILITIES                    (14,543)          (605,380)        (820,194)

Minority Interest                                         45,666            125,621          157,577

                                               ------------------------------------------------------
                                                          31,123           (479,759)        (662,617)
                                               ------------------------------------------------------

CAPITAL AND RESERVES
Called-up equity share capital            11.            430,088            678,929          730,048
Share Premium                                                             1,417,618        1,580,012
Profit and Loss Account                   12.           (398,965)        (2,576,306)      (2,972,677)
                                               ------------------------------------------------------
                                          13.             31,123           (479,759)        (662,617)
                                               ------------------------------------------------------

NOTES TO THE AAE GROUP CONSOLIDATED FINANCIAL STATEMENTS

1.   ACCOUNTING  POLICIES

The following Accounting Policies have been applied consistently in dealing with items which are considered material in relation to the group financial statements.

BASIS OF ACCOUNTING

The Financial Statements have been prepared under historical cost convention, and in accordance with generally accepted accounting principles and comply with the financial reporting standards of the Accounting Standards Board, as promulgated by The Institute of Chartered Accountants in Ireland.

BASIS OF CONSOLIDATION

The group financial statements consolidate the financial statements of the company and all its subsidiary undertakings made up to the dates as outlined.

The results of the subsidiary undertakings acquired and disposed of in the periods outlined are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal. Upon the acquisition of a business, fair values are attributed to the identifiable net assets acquired. The group accounting policy in relation to goodwill is set out below.

TANGIBLE FIXED ASSETS AND DEPRECIATION

Tangible fixed assets are stated at cost or at valuation, less accumulated depreciation. The charge for depreciation is calculated to write down the cost or valuation of tangible fixed assets to their estimated residual values by equal annual installments over their expected economic lives. The economic lives are as follows:

          Office  Equipment                              3  years

Provision is also made for any impairments of tangible fixed assets.

GOODWILL

Purchased goodwill arising on the acquisition of a business represents the excess of the acquisition cost over the fair value of the identifiable net assets when they were acquired. Any excess of the aggregate of the fair value of the identifiable assets acquired over the fair value of the acquisition cost is negative goodwill.


Purchased goodwill arising on the purchase of a company is capitalised in the balance sheet and amortised over the estimated economic life of the goodwill as follows:

          Goodwill  on  consolidation                         5  years

INTANGIBLE FIXED ASSETS

Acquired intellectual property is capitalised when it has been assessed for commercial viability and when the costs can be foreseen with reasonable assurance. This is amortized to the profit and loss account on a basis which matches the revenue from the intellectual property. The amortisation of intangible assets is as follows:


          Intellectual  property                    over  life  of  the  rights


FOREIGN  CURRENCIES

Transactions in foreign currencies are recorded at the rate ruling at the date of the transactions or at a contracted rate. The resulting monetary assets and liabilities are translated at the rate on the balance sheet date or the contracted rate and the exchange differences are dealt with in the profit and loss account.

2.      TURNOVER
                                                               PERIOD FROM    FIFTEEN MONTH     THREE MONTH
                                                              14 OCT 00 TO     PERIOD ENDED    PERIOD ENDED
        The turnover and loss before tax are                    30 SEPT 01       31 DEC 02        31 MAR 03
        attributable to the principal activity of the group        $                $               $

        The geographical analysis of turnover is as follows:

        United States of America                                                     50,701
        United Kingdom                                               3,137
                                                             -----------------------------------------------

3.      OPERATING LOSS
                                                               PERIOD FROM     FIFTEEN MONTH     THREE MONTH
                                                              14 OCT 00 TO      PERIOD ENDED    PERIOD ENDED
        The group operating loss is stated after                30 SEPT 01         31 DEC 02       31 MAR 03
        charging:                                                   $                $                $

        Amortisation                                                53,510          160,484          31,297
        Depreciation                                                12,153           23,680           2,093
        Operating lease costs: Vehicles                              3,634
        Auditors remuneration                                        4,555           25,485          11,700
                                                             ===============================================

4.      PARTICULARS OF EMPLOYEES
                                                               PERIOD FROM     FIFTEEN MONTH     THREE MONTH
                                                              14 OCT 00 TO      PERIOD ENDED    PERIOD ENDED
        The aggregate payroll costs for the Group               30 SEPT 01         31 DEC 02       31 MAR 03
        were:                                                        $                 $               $

        Wages and salaries                                          55,072           85,443         130,286
        Social welfare costs                                         7,944           19,372           8,521
                                                             -----------------------------------------------
                                                                    63,016          104,815         138,807
                                                             ===============================================


5.      DIRECTORS' EMOLUMENTS
                                                               PERIOD FROM     FIFTEEN MONTH     THREE MONTH
                                                              14 OCT 00 TO      PERIOD ENDED    PERIOD ENDED
        The directors' aggregate emoluments in                  30 SEPT 01         31 DEC 02       31 MAR 03
        respect of qualifying services to the Group                 $                 $                $
        were:

        Emoluments payable                                          55,072           85,443
                                                             ===============================

6.      INTEREST PAYABLE
                                                               PERIOD FROM    FIFTEEN MONTH      THREE MONTH
                                                              14 OCT 00 TO     PERIOD ENDED     PERIOD ENDED
                                                                30 SEPT 01        31 DEC 02        31 MAR 03
                                                                    $                $                 $

        Interest payable on group bank borrowing                   (11,866)         (60,675)        (14,741)
                                                             ===============================================



7.      INTANGIBLE ASSETS
                                                             INTELLECTUAL       GOODWILL ON
                                                              PROPERTY         CONSOLIDATION         TOTAL
                                                                  $                  $                 $

        COST
        Additions                                                  354,967          509,655         864,622
                                                             -----------------------------------------------
        At 30 September 2001                                       354,967          509,655         864,622
                                                             -----------------------------------------------
        Additions
                                                             -----------------------------------------------
        At 31 December 2002                                        354,967          509,655         864,622
                                                             -----------------------------------------------
        Additions
                                                             -----------------------------------------------
        At 31 March 2003                                           354,967          509,655         864,622
                                                             -----------------------------------------------
        AMORTISATION
        Charge for the period                                       11,024           42,486          53,510
                                                             -----------------------------------------------
        At 30 September 2001                                        11,024           42,486          53,510
                                                             -----------------------------------------------

        Charge for the period                                       33,071          127,414         160,484
                                                              ----------------------------------------------
        At 31 December 2002                                         44,095          169,900         213,995
                                                             -----------------------------------------------

        Charge for the period                                        7,214           24,084          31,297
                                                             -----------------------------------------------
        At 31 March 2003                                            51,308          193,984         245,292
                                                             -----------------------------------------------

        NET BOOK VALUE

        At 31 March 2003                                           303,659          315,671         619,330
                                                             ===============================================

        At 31 December 2002                                        310,872          339,755         650,627
                                                             ===============================================

        At 30 September 2001                                       343,943          467,168         811,112
                                                             ===============================================


8.      TANGIBLE FIXED ASSETS
                                                                                   OFFICE
                                                                                  EQUIPMENT         TOTAL
                                                                                      $               $
        COST
        Additions                                                                    36,420          36,420
                                                                                 ---------------------------
        At 30 September 2001                                                         36,420          36,420
                                                                                 ---------------------------

        Additions                                                                    25,621          25,621
                                                                                 ---------------------------
        At 31 December 2002                                                          62,041          62,041
                                                                                 ---------------------------

        Additions                                                                                         0
                                                                                 ---------------------------
        At 31 March 2003                                                             62,041          62,041
                                                                                 ---------------------------

        ACCUMULATED DEPRECIATION
        Charge for the period                                                        12,153          12,153
                                                                                 ---------------------------
        At 30 September 2001                                                         12,153          12,153
                                                                                 ---------------------------

        Charge for the period                                                        23,680          23,680
                                                                                 ---------------------------
        At 31 December 2002                                                          35,833          35,833
                                                                                 ---------------------------

        Charge for the period                                                         2,093           2,093
                                                                                 ---------------------------
        At 31 March 2003                                                             37,926          37,926
                                                                                 ---------------------------

        NET BOOK VALUE

        At 31 March 2003                                                             24,115          24,115
                                                                                  ==========================
        At 31 December 2002                                                          26,208          26,208
                                                                                  ==========================
        At 30 September 2001                                                         24,267          24,267
                                                                                  ==========================


9.      DEBTORS
                                                                   AS AT            AS AT           AS AT
                                                                30 SEPT 01        31 DEC 02       31 MAR 03
                                                                     $                $                $

        Trade debtors                                                6,428           23,206         115,722
        Other debtors                                               32,816           74,643          83,955
                                                             -----------------------------------------------
                                                                    39,244           97,849         199,677
                                                             ===============================================

10.     CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                   AS AT           AS AT            AS AT
                                                                30 SEPT 01        31 DEC 02       31 MAR 03
                                                                     $                $                $

        Bank overdraft                                             642,984          804,333         788,097
        Trade creditors                                            174,584          537,988         649,053
        Taxation and social welfare                                  5,954           52,781          52,781
        Other creditors                                             76,284           80,607         119,444
        Accruals and deferred income                                 2,206           23,651          67,655
        Financing Loan                                                                            1,000,000
                                                             -----------------------------------------------
                                                                   902,012        1,499,360       2,677,030
                                                             ===============================================

     The bank overdraft is secured by a personal guarantee from a director and certain shareholders.

11.     SHARE  CAPITAL

                                                         AS AT         AS AT         AS AT
                                                       30 SEPT 01    31 DEC 02     31 MAR 03
                                                           $             $             $
     AUTHORISED SHARE CAPITAL:

     "A" Ordinary shares of Euro1 each                     38,100        38,100        38,100

     500,000,000 Ordinary shares of $0.01 each          5,000,000     5,000,000     5,000,000

                                                      ----------------------------------------
                                                        5,038,100     5,038,100     5,038,100
                                                      ========================================

     ALLOTTED AND CALLED UP:                              AS AT         AS AT         AS AT
                                                       30 SEPT 01     31 DEC 02     31 MAR 03
     Ordinary shares of $0.01                            NUMBER         NUMBER        NUMBER
     ------------------------

     As at beginning of period                                  0    43,008,772    67,892,921
     Issued during period                              43,008,772    24,884,149     5,111,927
                                                      ----------------------------------------
     As at end of period                               43,008,772    67,892,921    73,004,848
                                                      ========================================

                                                          AS AT         AS AT         AS AT
                                                       30 SEPT 01     31 DEC 02     31 MAR 03
                                                           $              $             $

                                                      ----------------------------------------
     Ordinary shares of $0.01 each                        430,088       678,929       730,048
                                                      ========================================


12.  RESERVES
                                                          AS AT         AS AT         AS AT
                                                       30 SEPT 01     31 DEC 02     31 MAR 03
                                                            $             $             $
     Profit and Loss Account

     Opening balance                                            0       398,965     2,576,306
     Loss for the period                                  398,965     2,177,341       396,371
                                                      ----------------------------------------
     Closing balance                                      398,965     2,576,306     2,972,677
                                                      ========================================


13.  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS'
     FUNDS

                                                          AS AT         AS AT         AS AT
                                                       30 SEPT 01     31 DEC 02     31 MAR 03
                                                            $             $             $

     Loss for the financial period                       (436,298)   (2,177,341)     (396,371)

     New equity capital subscribed                        430,088       248,841        51,119
     Share premium attached to capital subscribed                     1,417,618       162,394
                                                      ----------------------------------------
                                                           (6,210)     (510,882)     (182,858)
     Opening shareholders' equity funds                    37,333        31,123      (479,759)
                                                      ----------------------------------------

     Closing shareholders' equity funds                    31,123      (479,759)     (662,617)
                                                      ========================================


14.  DETAILS  OF  FINANCIAL  STATEMENTS

     With regard to the financial statements printed in this document, the figures to 30 September 2001 have been audited by PRB Martin Mollins, of Bridge Road, Haywards, Heath, West Sussex, RH16 ITX, United Kingdom. These audited figures exclude the United States subsidiary, AAE Technologies Inc.

     With regard to the figures relating to the 15 month period ended 31 December 2002 and to the 3-month period ended 31 March 2003, these figures have not been audited and are provided by Management to enable an informed decision on the financial position of the group.

                                 SCHEDULE 5.2(9)

                                 Lease Premises
                                 --------------


The Company leases space from Octel Starreon, LLC, a Delaware LLC, pursuant to an oral month-to-month lease for which it is paying US$3,000 per month.

                                SCHEDULE 5.2(11)

                           Company Material Contracts
                           --------------------------


1.   Cooperation  Agreement between AAE Holdings PLC and Cognis Deutschland GmbH

     Signed April 7, 2000 and continuing for 4 years with automatic 12-month renewal periods. Agreement calls for the joint development of co-solvency additive products as well as joint ownership of patents for such products. Cognis has world-wide rights to manufacture products and AAE has world-wide rights to market and sell additive products.

2. Supply and Distribution Agreement between AAE Technologies, Inc. and Octel Starreon LLC

     Executed July 10, 2001, this Agreement grants exclusive marketing rights to Octel Starreon to sell AAE products in the United States and Canada. This Agreement is scheduled to continue for 5 years and may be renewed for 5 successive one-year periods provided Octel Starreon has met certain minimums. As part of this Agreement and subject to meeting certain minimum sales targets, Octel Starreon was given a warrant to purchase for US$0.01 per share up to 10% of the common stock of AAE Technologies, Inc.

3. Consulting Services Agreement between AAE Technologies, Inc. and Fittipaldi Dingman Racing, LLC

     Executed April 21, 2003 and continuing for 2 years, Fittipaldi Dingman Racing is to provide consulting and marketing services for the sale of product in exchange for specified cash payments and for unspecified performance payments, which may include a combination of cash and shares.

4. Definitized Subcontract No. ZCL-3-32068-01 - NREL Contract between AAE Technologies, Inc. and Midwest Research Institute National Renewable Energy Laboratory Division

     Effective from December 23, 2002 through November 22, 2003 in the amount of US$1,107,734. This is a grant administered by the US Department of Energy under which AAE is authorized to conduct product tests as described per the contract. This is a cost-sharing arrangement and AAE is required to incur expenditures of US$221,547 over the 11 month term of the contract. As part of this contract, AAE has entered into subcontracts with University of California at Riverside and the Southwest Research Institute to perform tests and provide technical services.

5. Employment Agreements between AAE Technologies, Inc. and Paul Vind, James Enge and Chase Garner

     In May 2003, AAE Technologies, Inc. entered into "at will" employment agreements with each of the individuals listed above. Under these Agreements, Mr. Enge and Mr. Garner will provide sales and marketing services and Mr. Vind will provide technical services.

6. Consulting Services and Introductory Commission between AAE Technologies, Inc and Douglas Nixon (Oral Agreement)

     AAE entered into a month-to-month agreement with Mr. Nixon to provide marketing services including the writing of company brochures and other company documents. Mr. Nixon is paid US$2,500 per month under this part of the agreement. In addition, AAE has an oral agreement to pay Mr. Nixon a 3% finders fee for the funds raised in the proposed transaction with Dynamic Ventures, Inc. Mr. Nixon will be paid in cash and stock of Dynamic Ventures in equal amounts. AAE understands that Mr. Nixon will split his finder's fee with Mr. James Peeples, a current employee of AAE Technologies, Inc.

7. Consulting Services Agreement between AAE Technologies, Inc. and Faiss Foley Merica (Oral Agreement)

     AAE has entered into a month-to-month oral agreement to pay US $1,500 per month to the firm of Faiss Foley Merica for public relations work in connection with a test program being carried out under the NREL contract.

8. Consulting and Lobbying Services Agreement between AAE Technologies Inc, and R. G. Sykes & Associates

     AAE entered into a contract with R. G. Sykes & Associates in May 2000 under which R. G. Sykes & Associates was to provide consulting and lobbying services in Washington, D.C. That contract has expired and AAE continues to retain this firm pursuant to an oral understanding on a month-to-month basis at a cost of $7,500 per month.

9. Test Program between John Deere, AAE Technologies, Inc., and National Corn Growers Association

     In early 2002, AAE agreed to participate at a cost of $25,000 in a test program with John Deere and others to use the AAE's product in off road equipment.

10. Consulting Services Agreement between AAE Technologies, Inc. and Hi-Tech Fuels, Inc. (Oral Agreement)

     In May 2003, AAE entered into an oral agreement on a month-to-month basis with Hi-Tech Fuels, Inc. under which it is paid US$2,500 per month to provide consulting services concerning the availability and sourcing of ethanol.

11. Technical Services Contract between AAE Technologies, Inc. and Southwest Research Institute

     This contract, signed in December 2002 is a fixed price contract under which Southwest Research is to provide technical testing services to AAE in connection with its contract with NREL. The contract price is US$132,734 and the period is for 1 year.

12. Agreement for Rental Space and Secretarial Services between AAE Technologies, Inc. and Octel Starreon LLC (Oral Contract)

     AAE has an oral understanding with Octel Starreon under which AAE is provided office space and related facilities on a month to month basis for US$3,000 per month. In addition, AAE is obligated to pay US$ 1,637 for secretarial services as part of this arrangement.

13. Technical Services Contract between AAE Technologies, Inc. and University of California at Riverside (Pending)

     AAE plans to enter into a written contract with the University of California at Riverside whereby the University will to provide technical services in connection with the NREL contract. It is anticipated that the contract with the University of California at Riverside will be in the amount of US $236,562 and the period is expected to be for approximately one year.

14. Memorandum of Understanding between the Company and BASF Aktiengesellschaft (Pending)

     AAE and BASF have prepared and plan to execute a Memorandum of Understanding wherein BASF will be granted the global rights with certain exceptions to develop fuel packages using AAE additive products. AAE will sell such packages worldwide and obtain technical support from BASF.

                                SCHEDULE 5.2(14)

                              Intellectual Property
                              ---------------------

a)   PATENTS OWNED SOLELY BY THE COMPANY


SUBJECT                             COUNTRY     STATUS       APP'N NO.      HGF REF.
--------------------------------  ------------  -------  -----------------  ---------
Levulinic acid in Fuel            PCT           Pending     PCT/GB02/02109  P036069WO
--------------------------------  ------------  -------  -----------------  ---------
Ethoxylate Surfactants Biodiesel  Brazil        Pending        PI0108703-7  P36190BR
--------------------------------  ------------  -------  -----------------  ---------
Ethoxylate Surfactants Biodiesel  Canada        Pending          2,400,944  P36190CA
--------------------------------  ------------  -------  -----------------  ---------
Ethoxylate Surfactants Biodiesel  China (PRC)   Pending         01805562.1  P36190CN
--------------------------------  ------------  -------  -----------------  ---------
Ethoxylate Surfactants Biodiesel  Europe        Pending         01907896.3  P36190EP
--------------------------------  ------------  -------  -----------------  ---------
Ethoxylate Surfactants Biodiesel  India         Pending  IN/PCT/2002/00855  P36190IN
--------------------------------  ------------  -------  -----------------  ---------
Ethoxylate Surfactants Biodiesel  Mexico        Pending  PA/A/2002/008272   P36190MX
--------------------------------  ------------  -------  -----------------  ---------
Ethoxylate Surfactants Biodiesel  Poland        Pending          P 357 388  P36190PL
--------------------------------  ------------  -------  -----------------  ---------
Ethoxylate Surfactants Biodiesel  Thailand      Pending             063805  P36190TH
--------------------------------  ------------  -------  -----------------  ---------
Ethoxylate Surfactants Biodiesel  USA           Pending         10/220,079  P36190US
--------------------------------  ------------  -------  -----------------  ---------
Oleic Acid Surfactants            Brazil        Pending       PI 0108704-5  P36198BR
--------------------------------  ------------  -------  -----------------  ---------
Oleic Acid Surfactants            Canada        Pending     PCT/GB01/00777  P36198CA
--------------------------------  ------------  -------  -----------------  ---------
Oleic Acid Surfactants            China (PRC)   Pending         01808496.6  P36198CN
--------------------------------  ------------  -------  -----------------  ---------
Oleic Acid Surfactants            Europe        Pending         01909955.5  P36198EP
--------------------------------  ------------  -------  -----------------  ---------
Oleic Acid Surfactants            India         Pending  IN/PCT/2002/00854  P36198IN
--------------------------------  ------------  -------  -----------------  ---------
Oleic Acid Surfactants            Mexico        Pending  PA/A/2002/008273   P36198MX
--------------------------------  ------------  -------  -----------------  ---------
Oleic Acid Surfactants            Poland        Pending           P-357416  P36198PL
--------------------------------  ------------  -------  -----------------  ---------
Oleic Acid Surfactants            Thailand      Pending            0638413  P36198TH
--------------------------------  ------------  -------  -----------------  ---------
Oleic Acid Surfactants            USA           Pending         10/220,087  P36198US
--------------------------------  ------------  -------  -----------------  ---------
Fuel Compositions                 Brazil        Pending       PI 9711430-8  P36057BR
--------------------------------  ------------  -------  -----------------  ---------
Fuel Compositions                 Canada        Granted         2,267,864*  P36057CA
--------------------------------  ------------  -------  -----------------  ---------
Fuel Compositions                 Switzerland   Pending             718/99  P36057CH
--------------------------------  ------------  -------  -----------------  ---------
Fuel Compositions                 China (PRC)   Pending         97198892.7  P36057CN
--------------------------------  ------------  -------  -----------------  ---------
Fuel Compositions                 Germany       Pending         19782068.9  P36057DE
--------------------------------  ------------  -------  -----------------  ---------
Fuel Compositions                 UK            Granted           2334964*  P36057GB
--------------------------------  ------------  -------  -----------------  ---------
Fuel Compositions                 Hong Kong     Pending         00103597.1  P36057HK
--------------------------------  ------------  -------  -----------------  ---------
Fuel Compositions                 Japan         Pending        519064/1998  P36057JP
--------------------------------  ------------  -------  -----------------  ---------
Fuel Compositions                 Sweden        Pending          9901364-1  P36057SE
--------------------------------  ------------  -------  -----------------  ---------
Fuel Compositions                 USA           Pending         09/459,789  P36057US
--------------------------------  ------------  -------  -----------------  ---------
Surfactants Petrol Conductivity   Thailand      Pending             060690  P36058TH
--------------------------------  ------------  -------  -----------------  ---------
Surfactants Petrol Conductivity   Europe        Pending         00909529.0  P36058EP
--------------------------------  ------------  -------  -----------------  ---------
Surfactants Petrol Conductivity   Hong Kong     Pending              02104  P36058HK
--------------------------------  ------------  -------  -----------------  ---------
Low Reid Vapour Pressure          Canada        Pending          2,355,265  P36070CA
--------------------------------  ------------  -------  -----------------  ---------
Low Reid Vapour Pressure          Europe        Pending         99961192.4  P36070EP
--------------------------------  ------------  -------  -----------------  ---------
Low Reid Vapour Pressure          USA           Pending         10/081,735  P36070US
--------------------------------  ------------  -------  -----------------  ---------

b)   PATENTS JOINTLY OWNED BY THE COMPANY AND COGNIS. EACH OWNS 50 PERCENT.

SUBJECT                                COUNTRY    STATUS     APP'N NO.     HGF REF.
-----------------------------------  -----------  -------  --------------  ---------
Alkanolamide free fuel additives     Australia    Pending  PCT/GB01/04947  P036662AU
-----------------------------------  -----------  -------  --------------  ---------
Alkanolamide free fuel additives     Brazil       Pending  PCT/GB01/04947  P036662BR
-----------------------------------  -----------  -------  --------------  ---------
Alkanolamide free fuel additives     Canada       Pending  PCT/GB01/04947  P036662CA
-----------------------------------  -----------  -------  --------------  ---------
Alkanolamide free fuel additives     China (PRC)  Pending  PCT/GB01/04947  P036662CN
-----------------------------------  -----------  -------  --------------  ---------
Alkanolamide free fuel additives     Europe       Pending  PCT/GB01/04947  P036662EP
-----------------------------------  -----------  -------  --------------  ---------
Alkanolamide free fuel additives     India        Pending  PCT/GB01/04947  P036662IN
-----------------------------------  -----------  -------  --------------  ---------
Alkanolamide free fuel additives     Japan        Pending  PCT/GB01/04947  P036662JP
-----------------------------------  -----------  -------  --------------  ---------
Alkanolamide free fuel additives     Mexico       Pending  PCT/GB01/04947  P036662MX
-----------------------------------  -----------  -------  --------------  ---------
Alkanolamide free fuel additives     USA          Pending  PCT/GB01/04947  P036662US
-----------------------------------  -----------  -------  --------------  ---------
Alkoxylate and alcohol free fuel     Australia    Pending  PCT/GB01/04934  P036668AU
additives
-----------------------------------  -----------  -------  --------------  ---------
Alkoxylate and alcohol free fuel     Brazil       Pending  PCT/GB01/04934  P036668BR
additives
-----------------------------------  -----------  -------  --------------  ---------
Alkoxylate and alcohol free fuel     Canada       Pending  PCT/GB01/04934  P036668CA
additives
-----------------------------------  -----------  -------  --------------  ---------
Alkoxylate and alcohol free fuel     China (PRC)  Pending  PCT/GB01/04934  P036668CN
additives
-----------------------------------  -----------  -------  --------------  ---------
Alkoxylate and alcohol free fuel     Europe       Pending  PCT/GB01/04934  P036668EP
additives
-----------------------------------  -----------  -------  --------------  ---------
Alkoxylate and alcohol free fuel     India        Pending  PCT/GB01/04934  P036668IN
additives
-----------------------------------  -----------  -------  --------------  ---------
Alkoxylate and alcohol free fuel     Japan        Pending  PCT/GB01/04934  P036668JP
additives
-----------------------------------  -----------  -------  --------------  ---------
Alkoxylate and alcohol free fuel     Mexico       Pending  PCT/GB01/04934  P036668MX
additives
-----------------------------------  -----------  -------  --------------  ---------
Alkoxylate and alcohol free fuel     USA          Pending  PCT/GB01/04934  P036668US
additives
-----------------------------------  -----------  -------  --------------  ---------
Oleic acid and oleic diethanolamide  PCT          Pending  PCT/GB02/01867  P036614WO
fuel additives
-----------------------------------  -----------  -------  --------------  ---------


*Patent  Number

Cliff Hazel and Ian Williamson, the original founders of AAE, had ownership interests in certain of the Company's patents (these certain patents, the "Subject Patents") . Messrs. Hazel and Williamson transferred all of their interests (ownership, moral or otherwise) in the Subject Patents to the Company and the Subject Patents are not material to the Company's business as presently conducted or proposed to be conducted.

e)  (i)   INDUSTRIAL  OR INTELLECTUAL PROPERTY PERMISSIONS AND LICENSES GIVEN
          TO  THE  COMPANY

          None.

    (ii) INTELLECTUAL OR INDUSTRIAL PROPERTY PERMISSIONS AND LICENSES GIVEN BY THE COMPANY

          There is one inter-company between the Company and AAE Technologies, Inc.

f)        CHALLENGES  TO  THE  COMPANY'S  INTELLECTUAL  PROPERTY

          None.

h)        INFRINGEMENTS  OF  THE  COMPANY'S  INTELLECTUAL  PROPERTY

          Following analysis of a product marketed by International Fuel Technology, Inc. ("IFT"), a company based in St. Louis, Missouri, the Company sent a cease and desist letter to IFT. The Company has no further evidence that they have sold any infringing products.

                                SCHEDULE 5.2(16)

                             Undisclosed Liabilities
                             -----------------------
COMPANY:
AAE  TECHNOLOGIES,  INC.


AAE TECHNOLOGIES, INC.                       TOTAL
======================================================
                                              US $

ALAN RAE                                     68,856.75  NOTE: DUE TO A CASH SHORTAGE, AAE IS
ARNOLD & PORTER                               2,452.50  LATE IN PAYING MANY OF THE LIABILITIES
AT & T WIRELESS                                 594.83  DISCLOSED ON THIS SCHEDULE.
ATC VAN COM                                  12,550.97
BROBECK PHLEGER & HARRISON LLP                5,069.61
CANADIAN RENEWABLE FUEL ASSN.                20,717.59
COGNIS CORPORATION                            7,833.00
DARBY & DARBY                                 8,433.42
FAISS FOLEY MERICA                           12,984.40  VERBAL CONTRACT - PAYABLE $1,500 MONTH TO MONTH
FEDEX                                            28.21
FILTER SUPPLY AMERICA, INC.                     827.59
GATEWAY OUTDOOR ADVERTISING                     941.67
GROWMARK                                         -0.10
HI-TECH FUELS, INC.                           2,137.00  VERBAL CONTRACT - PAYABLE $2,500 MONTH TO MONTH
INTERTEK TESTING SERVICES                     3,470.40
J & P CONSULTING                             12,478.36
MACALPINE, CARL & CO. LLC.                   20,000.00
MCI                                              70.60
MOTIVA ENTERPRISES LLC                        5,844.37
OCTEL - STARREON - TECHNOLOGIES              41,898.90
OCTEL STARREON - HOLDINGS                     5,796.23
PMC MARKETING GROUP, INC                      2,202.96
REBEL OIL CO., INC.                           7,857.69
RENEWABLE FUELS ASSOCIATION                   1,500.00
SANTORABAFFONE CPA GROUP                        531.25
SEYFARTH SHAW                                 5,675.74
SILVER STATE PETROLEUM SERVICE, INC          28,032.55
SOUTHWEST RESEARCH INSTITUTE                176,016.00
STEWART & STEVENSON SERVICES, INC.           11,500.00
SUNDANCE FUELS, LTD.                          1,075.90
TINA & COMPANY                                  872.00
TOP & JEFFERIES LIMITED                      10,695.84
UNIVERSITY OF CALIFORNIA, RIVERSIDE          79,736.02
VERIZON TELEPHONE                               184.47
WESTERN ETHANOL COMPANY LLC                   1,598.21
WILLIAM F. MERRITT                            1,350.00
                                          ------------
                                            561,814.93
                                          ============


COMMITMENTS
R. G. SYKES & ASSOCIATES                      7,500.00  VERBAL CONTRACT - PAYABLE $7,500 MONTH TO MONTH
DOUG NIXON                                  150,000.00  VERBAL CONTRACT - PAYABLE $2,500 MONTH TO MONTH
FITTIPALDI DINGMAN RACING TEAM LLC.         350,000.00
NREL - UNIVERSITY OF CALIFORNIA             156,825.98
NREL - SOUTHWEST RESEARCH INSTITUTE          64,334.00
NREL CONTRACT - AAE 20% SHARE REMAINING     165,100.13
                                          ------------
                                            893,760.11
                                          ============  There will be some T & E expenses submitted
                                                        by employees following the end of May.
                                          ------------  No amount has been estimated for these items.
TOTAL BALANCE SHEET DEBT AND COMMITMENTS  1,455,575.04  But the amounts should be consistent with
                                          ============  prior periods.

COMPANIES:
AAE  TECHNOLOGIES
INTERNATIONAL  PLC
AAE  HOLDINGS  PLC
AAE  TECHNOLOGIES  LIMITED

NOTE: DUE TO A CASH SHORTAGE, AAE IS       TOTAL
LATE IN PAYING MANY OF THE LIABILITIES      US $
DISCLOSED ON THIS SCHEDULE.             ============

AAE TECHNOLOGIES INTERNATIONAL PLC
----------------------------------

CREMIN MCCARTHY FIRM                       12,200.00
CREMIN MCCARTHY - OPINION LETTER           48,800.00  TO BE NEGOTIATED.
ANTHONY DEAN SMITH                         57,050.00
LOYENS LOEFF                               25,000.00
MCQUIRE DESMOND                            48,000.00
DYNAMIC TOUCH - INTEREST PAYABLE              117.36
STAMP DUTY                                 38,890.20  ESTIMATE ONLY.  ACTUAL LIABILITY EQUALS 1%
                                        ------------  OF THE VALUE OF COMPANY SHARES
TOTAL                                     230,057.56  TRANSFERRED
                                        ============
DYNAMIC TOUCH LTD. BRIDGE LOAN          1,000,000.00
                                        ============

AAE TECHNOLOGIES, LIMITED.
--------------------------

HAARISON GODDARD FOOTE                     29,355.65
RBSCOTLAND CREDIT CARD                      1,630.00
LOAN FROM SIMON ORANGE                     81,500.00
PRB MARTIN POLLINS AUDIT FEES               3,260.00
                                        ------------
TOTAL                                     115,745.65
                                        ============


AAE HOLDINGS, PLC
-----------------

PRB MARTIN POLLINS AUDIT FEES               3,260.00
INLAND REVENUE                              1,956.00
ROYAL BANK OF SCOTLAND - OVERDRAFT        823,912.84
ENDEAVOUR CORP                             80,735.43
RICHARDS BUTLER                             9,576.25
                                        ------------

                                          919,440.52
                                        ============


NOTE: IN JULY 2002, AAE TECHNOLOGIES INTERNATIONAL PLC RECEIVED A PAYMENT OF US $250,000 FROM BASF IN ANTICIPATION OF CONCLUDING A LICENSE AGREEMENT BETWEEN THE COMPANY AND BASF. THERE IS NO REQUIREMENT TO REPAY THIS AMOUNT, BUT IT WILL BE TREATED AS A REDUCTION AGAINST ANY FUTURE LICENSE AND/OR ROYALTY PAYMENTS TO BE RECEIVED FROM BASF.

SUMMARY  SCHEDULE

              COMPANY                   LIABILITIES  COMMITMENTS  BRIDGE LOAN

                                        ===========  ===========  ===========
AAE TECHNOLOGIES INTERNATIONAL PLC          230,058            0    1,000,000

AAE HOLDINGS PLC                            919,441            0            0

AAE TECHNOLOGY LIMITED                      115,746            0            0

AAE TECHNOLOGIES, INC                       561,815      893,760            0

AAE (RESEARCH AND DEVELOPMENT) LIMITED            0            0            0
                                        -----------  -----------  -----------

                      TOTAL               1,827,059      893,760    1,000,000
                                        ===========  ===========  ===========

                                      SEE SUPPORTING SCHEDULES FOR EACH COMPANY.

NOTE: IN JULY 2002, AAE TECHNOLOGIES INTERNATIONAL PLC RECEIVED A PAYMENT OF US $250,000 FROM BASF IN ANTICIPATION OF CONCLUDING A LICENSE AGREEMENT BETWEEN THE COMPANY AND BASF. THERE IS NO REQUIREMENT TO REPAY THIS AMOUNT, BUT IT WILL BE TREATED AS A REDUCTION AGAINST ANY FUTURE LICENSE AND/OR ROYALTY PAYMENTS TO BE RECEIVED FROM BASF.



NOTE: DUE TO A CASH SHORTAGE, AAE IS LATE IN PAYING MANY OF THE LIABILITIES DISCLOSED ON THIS SCHEDULE.

THERE WILL BE SOME T & E EXPENSES SUBMITTED
BY EMPLOYEES FOLLOWING THE END OF MAY.
NO AMOUNT HAS BEEN ESTIMATED FOR THESE ITEMS.
BUT THE AMOUNTS SHOULD BE CONSISTENT WITH
PRIOR PERIODS.

                                SCHEDULE 5.2(25)

                                     Bonuses
                                     -------

Philip Shapiro resigned as a Director of AAE Technologies International Plc as of April 4, 2003 and was paid a severance payment of 20,000 on April 9, 2003.

                                SCHEDULE 5.2(27)

                                   Tax Filings
                                   -----------


AAE Technologies, Inc. has not filed its United States Federal Income Tax Return or its Delaware State Income Tax Return for the year ended December 31, 2001.

                                SCHEDULE 5.2(32)

                                 Brokerage Fees
                                 --------------

The Company agreed to pay Mr. Doug Nixon a fee equal to 3% of the funds raised in connection with the transaction with the Purchaser. Mr. Nixon will receive a 3% fee for both the Private Placement and the Follow-on Private Placement. The fee may be paid in cash and/or shares of the Purchaser, with the exact amounts of each subject to further negotiation. The Company understands that Mr. Nixon has a verbal agreement with Mr. Jim Peeples to split his 3% fee with Peeples. Mr. Peeples is an employee of AAE Technologies, Inc.

                                 SCHEDULE 5.3(8)
                         Purchaser's Material Contracts
                         ------------------------------


1. A consulting agreement dated March 1, 2003 between a private company and the Purchaser under which the private company provides the services of Eric Boehnke to the Purchaser for a gross payment of U.S. $4,000 per month. This agreement may be terminated at the option of the Purchaser upon 60 days notice and notice of termination is expected to be given at Completion of the Offer.

2. A licence agreement dated April 10, 2000 between Vitamineralherb.com and the Purchaser under which the Purchaser was granted a licence to market and distribute Vitamineralherb.com products in Nevada and Utah via the Internet until April 10, 2006, unless renewed. The Purchaser is not required to make any financial payments under this agreement.

3. The Purchaser is currently negotiating an investor relations agreement with Standard Atlantic Plc, a private UK company, under which Atlantic will provide investor relations and marketing for the Purchaser. The fees payable to Standard Atlantic will be U.S. $20,000 per month, plus expenses, to a maximum of U.S. $400,000 per year. It is expected that this agreement will be entered into on or before the completion of the Offer.

4. The Purchaser has distributed to prospective subscribers in the Private Placement a subscription agreement for a possible subscription of the Purchaser Shares at a price of U.S. $1.50 per share.

                                SCHEDULE 5.3(11)
                               Purchaser's Notices
                               -------------------


1. O2Diesel Corporation was required to file a form CB with the United States Securities and Exchange Commission concurrently with the mailing of the Offer Document to AAE Shareholders.

2. O2Diesel Corporation is required to file a current report on Form 8-K within 15 days of completion of the Offer, providing the required disclosure under Item 1, Change of Control; Item 2, Acquisition of Disposal of Assets; and Item 7, Financial Statements and Exhibits.

3. O2Diesel Corporation is required to file a Schedule 14A not less than 10 days prior to the date a majority of the members of the Board of Directors are appointed under the terms of the Offer pursuant to Rule 14f-1 of the Exchange Act, setting forth the information required by Items 6(a), (d) and
     (e) of Schedule 14A. This information must also be mailed to shareholders of O2Diesel Corporation concurrently with the filing.

                              O2DIESEL CORPORATION

                                    - AND -

                       AAE TECHNOLOGIES INTERNATIONAL PLC

                                    - AND -

              THE SHAREHOLDERS OF THE COMPANY LISTED ON SCHEDULE A




--------------------------------------------------------------------------------



                                SUPPORT AGREEMENT

                               FOR MAJOR INVESTORS


                                  JUNE 17, 2003


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE 1     INTERPRETATION                                                 1
1.1     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.2     Headings and Table of Contents . . . . . . . . . . . . . . . . . .   7
1.3     Number and Gender. . . . . . . . . . . . . . . . . . . . . . . . .   7
1.4     Business Days. . . . . . . . . . . . . . . . . . . . . . . . . . .   7
1.5     Currency and Payment Obligations . . . . . . . . . . . . . . . . .   7
1.6     Knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
1.7     Calculation of Interest. . . . . . . . . . . . . . . . . . . . . .   7
1.8     Statute References . . . . . . . . . . . . . . . . . . . . . . . .   7
1.9     Section and Schedule References. . . . . . . . . . . . . . . . . .   7

ARTICLE 2     OFFER TO PURCHASE SHARES . . . . . . . . . . . . . . . . . .   8
2.1     The Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        (1)  Confirmation of Offer . . . . . . . . . . . . . . . . . . . .   8
        (2)  Agreement to Tender into Offer. . . . . . . . . . . . . . . .   8
        (3)  Agreement to Take-Up Under the Offer. . . . . . . . . . . . .   8
2.2     Company Action . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.3     Offer Documents. . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.4     Subsequent Compulsory Acquisition. . . . . . . . . . . . . . . . .   9
2.5     Solicitation of Acceptance of Offer. . . . . . . . . . . . . . . .   9
2.6     Outstanding Stock Options. . . . . . . . . . . . . . . . . . . . .   9
2.7     Tax-Deferred Reorganization; No Representations by Purchaser.. . .   9

ARTICLE 3     CLOSING ARRANGEMENTS . . . . . . . . . . . . . . . . . . . .   9
3.1     Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
3.2     Closing Deliveries of the Sellers and the Company. . . . . . . . .   9
3.3     Purchaser's Closing Deliveries . . . . . . . . . . . . . . . . . .  10
3.4     Closing Escrow . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 4     CONDITIONS OF CLOSING. . . . . . . . . . . . . . . . . . . .  11
4.1     Purchaser's Conditions . . . . . . . . . . . . . . . . . . . . . .  11
4.2     Sellers' Conditions. . . . . . . . . . . . . . . . . . . . . . . .  11
        (1)  Representations and Warranties. . . . . . . . . . . . . . . .  11
        (2)  Purchaser's Compliance. . . . . . . . . . . . . . . . . . . .  11
        (3)  Private Placement . . . . . . . . . . . . . . . . . . . . . .  11
        (4)  Escrow of Shares. . . . . . . . . . . . . . . . . . . . . . .  11
        (5)  Consents and Approvals. . . . . . . . . . . . . . . . . . . .  11
        (6)  Due Diligence Investigation . . . . . . . . . . . . . . . . .  11
        (7)  Material Adverse Change . . . . . . . . . . . . . . . . . . .  11
        (8)  Composition of Board of Directors . . . . . . . . . . . . . .  11
        (9)  No Litigation . . . . . . . . . . . . . . . . . . . . . . . .  11
4.3     Condition not Fulfilled. . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 5     REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . .  12
5.1     Representations and Warranties of each Seller Regarding the Seller  12
        (1)  Authorization by Seller . . . . . . . . . . . . . . . . . . .  12
        (2)  Enforceability of Seller's Obligations. . . . . . . . . . . .  12
        (3)  Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . .  12
        (4)  Ownership of Shares . . . . . . . . . . . . . . . . . . . . .  12
        (5)  Due Diligence . . . . . . . . . . . . . . . . . . . . . . . .  12
        (6)  Investment Matters. . . . . . . . . . . . . . . . . . . . . .  12
        (7)  US Securities Law Matters . . . . . . . . . . . . . . . . . .  13
        (8)  Hold Period and Legending . . . . . . . . . . . . . . . . . .  13
5.2     Representations and Warranties of the Company. . . . . . . . . . .  13


                                      -i-

                                TABLE OF CONTENTS
                                  (CONTINUED)


        (1)  Organization of the Company and Subsidiaries. . . . . . . . .  13
        (2)  Due Authorization . . . . . . . . . . . . . . . . . . . . . .  13
        (3)  Enforceability of Company's Obligations . . . . . . . . . . .  14
        (4)  Corporate Records . . . . . . . . . . . . . . . . . . . . . .  14
        (5)  Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . .  14
        (6)  Financial Statements. . . . . . . . . . . . . . . . . . . . .  14
        (7)  Title to Assets . . . . . . . . . . . . . . . . . . . . . . .  14
        (8)  Real Property . . . . . . . . . . . . . . . . . . . . . . . .  14
        (9)  Leased Premises . . . . . . . . . . . . . . . . . . . . . . .  14
        (10)  Personal Property Leases . . . . . . . . . . . . . . . . . .  14
        (11)  Material Contracts . . . . . . . . . . . . . . . . . . . . .  14
        (12)  Receivables. . . . . . . . . . . . . . . . . . . . . . . . .  15
        (13)  Inventories. . . . . . . . . . . . . . . . . . . . . . . . .  15
        (14)  Intellectual Property. . . . . . . . . . . . . . . . . . . .  15
        (15)  Licences and Permits . . . . . . . . . . . . . . . . . . . .  15
        (16)  Undisclosed Liabilities. . . . . . . . . . . . . . . . . . .  15
        (17)  Consents and Approvals . . . . . . . . . . . . . . . . . . .  15
        (18)  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .  16
        (19)  Absence of Conflicting Agreements. . . . . . . . . . . . . .  16
        (20)  Litigation . . . . . . . . . . . . . . . . . . . . . . . . .  16
        (21)  Environmental Matters. . . . . . . . . . . . . . . . . . . .  16
        (22)  Employment Contracts . . . . . . . . . . . . . . . . . . . .  17
        (23)  Collective Agreements. . . . . . . . . . . . . . . . . . . .  17
        (24)  Employee Plans . . . . . . . . . . . . . . . . . . . . . . .  17
        (25)  Bonuses. . . . . . . . . . . . . . . . . . . . . . . . . . .  17
        (26)  Affiliated Transactions. . . . . . . . . . . . . . . . . . .  17
        (27)  Tax Filings. . . . . . . . . . . . . . . . . . . . . . . . .  17
        (28)  Withholdings and Remittances . . . . . . . . . . . . . . . .  18
        (29)  Capital Gains. . . . . . . . . . . . . . . . . . . . . . . .  18
        (30)  Absence of Certain Changes or Events . . . . . . . . . . . .  18
        (31)  Subsidiary Bodies Corporate. . . . . . . . . . . . . . . . .  19
        (32)  Brokerage Fees . . . . . . . . . . . . . . . . . . . . . . .  19
        (33)  Foreign Private Issuer Status. . . . . . . . . . . . . . . .  19
        (34)  Dissent Rights . . . . . . . . . . . . . . . . . . . . . . .  19
        (35)  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . .  19

5.3     Representations and Warranties of the Purchaser. . . . . . . . . .  19
        (1)  Incorporation . . . . . . . . . . . . . . . . . . . . . . . .  19
        (2)  Organization of the Purchaser.. . . . . . . . . . . . . . . .  19
        (3)  Due Authorization . . . . . . . . . . . . . . . . . . . . . .  19
        (4)  Enforceability of Purchaser's Obligations . . . . . . . . . .  19
        (5)  Issuance of Shares. . . . . . . . . . . . . . . . . . . . . .  20
        (6)  Corporate Records . . . . . . . . . . . . . . . . . . . . . .  20
        (7)  Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . .  20
        (8)  Material Contracts. . . . . . . . . . . . . . . . . . . . . .  20
        (9)  Undisclosed Liabilities . . . . . . . . . . . . . . . . . . .  20
        (10)  Consents and Approvals . . . . . . . . . . . . . . . . . . .  20
        (11)  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
        (12)  Absence of Conflicting Agreements. . . . . . . . . . . . . .  20
        (13)  Litigation . . . . . . . . . . . . . . . . . . . . . . . . .  20
        (14)  Affiliated Transactions. . . . . . . . . . . . . . . . . . .  21
        (15)  Subsidiary Bodies Corporate. . . . . . . . . . . . . . . . .  21
        (16)  Public Listing . . . . . . . . . . . . . . . . . . . . . . .  21
        (17)  Public Filings . . . . . . . . . . . . . . . . . . . . . . .  21


                                      -ii-

                                TABLE OF CONTENTS
                                  (CONTINUED)

     (18)     Tax Filings. . . . . . . . . . . . . . . . . . . . . . . . .  21
     (19)     Withholdings and Remittances . . . . . . . . . . . . . . . .  21
     (20)     Additional Information . . . . . . . . . . . . . . . . . . .  21
5.4     Survival of Representations and Warranties . . . . . . . . . . . .  22

ARTICLE 6     INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . .  22
6.1     Indemnity by Company and Sellers . . . . . . . . . . . . . . . . .  22
6.2     Indemnity by the Purchaser . . . . . . . . . . . . . . . . . . . .  23
6.3     Limitations. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
6.4     Notice of Claim. . . . . . . . . . . . . . . . . . . . . . . . . .  23
6.5     Direct Claims. . . . . . . . . . . . . . . . . . . . . . . . . . .  24
6.6     Third Party Claims . . . . . . . . . . . . . . . . . . . . . . . .  24
6.7     Settlement of Third Party Claims . . . . . . . . . . . . . . . . .  24
6.8     Interest on Claims . . . . . . . . . . . . . . . . . . . . . . . .  25
6.9     Tax Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . .  25
6.10     Indemnity Escrow. . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 7     INTERIM PERIOD . . . . . . . . . . . . . . . . . . . . . . .  25
7.1     Investigation. . . . . . . . . . . . . . . . . . . . . . . . . . .  25
7.2     Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . .  26
7.3     Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . .  26
7.4     Conduct of Business of Company . . . . . . . . . . . . . . . . . .  27
7.5     Conduct of Business of Purchaser . . . . . . . . . . . . . . . . .  28
7.6     Exclusive Dealings . . . . . . . . . . . . . . . . . . . . . . . .  28
7.7     Updates to Information . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 8     ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . .  29
8.1     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .  29
8.2     Company Support. . . . . . . . . . . . . . . . . . . . . . . . . .  29
8.3     Private Placement. . . . . . . . . . . . . . . . . . . . . . . . .  29
8.4     Follow-On Private Placement. . . . . . . . . . . . . . . . . . . .  30
8.6     Preparation of Audited Financial Statements. . . . . . . . . . . .  30

ARTICLE 9     GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
9.1     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
9.2     Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . .  30
9.3     Public Announcements . . . . . . . . . . . . . . . . . . . . . . .  30
9.4     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
9.5     Time of Essence. . . . . . . . . . . . . . . . . . . . . . . . . .  32
9.6     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  32
9.7     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
9.8     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
9.9     Non-Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
9.10    Jurisdiction and Venue . . . . . . . . . . . . . . . . . . . . . .  32
9.11    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
9.12    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .  32
9.13    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.